As filed with the Securities and Exchange Commission on September 28, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________________

BIOMODA, INC.
(Name of registrant in its charter)

New Mexico	8060	85-0392345
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

609 Broadway NE, #215
Albuquerque, New Mexico 87102
(505) 821-0875
(Address and telephone number of principal executive offices and principal place of business)

Maria Zannes, Chief Executive Officer
BIOMODA, INC.
609 Broadway NE #215
Albuquerque, New Mexico 87102
(505) 821-0875
 (Name, address and telephone number of agent for service)

Copies to:
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value per share	2,500,000	$0.02	$50,000	$5.81
Common Stock, no par value per share issuable upon exercise of warrants exercisable at $0.01 per share	203,887,725	$0.02	$4,077,754.50	$473.43
Total	206,387,725		$4,127,754.50	$479.24

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 23, 2011, which was $0.02 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2011

PROSPECTUS

BIOMODA, INC.

206,387,725 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 206,387,725 shares of our common stock, including 203,887,725 shares of common stock issuable upon exercise of outstanding common stock purchase warrants currently exercisable at $0.01 per share.  The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering.  We will pay the expenses of registering these shares.

Our common stock is registered under Section 15 of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “BMOD”.  The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 23, 2011, was $0.02.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2011

The information in this Prospectus is not complete and may be changed.  This Prospectus is included in the Registration Statement that was filed by Biomoda, Inc. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

BIOMODA, INC.

We are a development stage company incorporated in the state of New Mexico on January 3, 1990. On August 13, 2003, we formed Biomoda Holdings, Inc., a Nevada corporation, for the purpose of research, development, production and marketing of medical and biomedical products. On January 8, 2010, we dissolved Biomoda Holdings as no longer necessary or useful for operations.  We have laboratories and offices at 609 Broadway NE, in Albuquerque, New Mexico that are used for corporate and research and development activities. Our telephone number is (505) 821-0875 and our fax number is (866) 519-6156.

We are an in-vitro diagnostics company that develops assays, or tests, to detect cancer. These assays are performed in clinical reference laboratories using body-fluid samples. The technology is based on scientific work originally done at Los Alamos National Laboratory. We were issued a patent in January 2005, and have received a Divisional and a Continuation-In-Part extension of that owned patent. The technology is based on a porphyrin molecule that has an affinity to bind with cancer cells in high concentrations and cause them to fluoresce under specific frequencies of light. The porphyrin molecule is easy to obtain, manufacture and use. This is a broad-based technology that works with a variety of cancers.

We are developing a product line of assays for a variety of cancers based on adaptations of this technology. While we believe the technology has great potential as a cancer screening tool for large populations, the true breakthrough may be its potential as a non-invasive diagnostic for multiple cancers. Our first product, trademarked under the name CyPath®, is an assay for the detection of early-stage lung cancer. Lung cancer represents a large market with unmet diagnostic needs. The five-year survival rates for lung cancer are dismal, due in large part to the fact that this disease is typically diagnosed late in its progression. Our lung cancer assay tests deep-lung sputum which is collected from the patient, processed and incubated in the CyPath® molecular marker labeling solution, and then scored for cancer cells. This technology has the potential to diagnose other cancers as well. We have identified breast, circulating tumor cells, cervical, bladder, colorectal, oral, and prostate cancers as potentially significant business opportunities for us.

We have incurred losses since our inception. For the years ended December 31, 2010 and 2009, we did not generate any revenues and incurred net losses of $655,781 and $905,289, respectively.  For the six months ended June 30, 2011, we incurred net losses of $3,794,135.  At June 30, 2011, we had a working capital deficit of $979,022 and an accumulated deficit of $12,886,076.  These factors raise substantial doubt about our ability to continue as a going concern.

The Offering

Common stock offered by selling stockholders	Up to 206,387,725 shares of our common stock, including 203,887,725 shares of common stock issuable upon exercise of common stock purchase warrants currently exercisable at $0.01 per share.

Shares outstanding prior to the offering	130,314,363 shares as of September 23, 2011.

Shares to be outstanding after the offering	334,202,088 shares.

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. The warrants entitle the holder to exercise their warrants on a cashless basis under certain conditions. In the event that any selling stockholder exercises their warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Summary of Related Transactions

March 2010 Financing

On March 17, 2010, we entered into a securities purchase agreement with five accredited investors pursuant to which we sold in a private placement transaction (i) 6,875,001 shares of our common stock, at a purchase price of $0.16 per share, (ii) Series I warrants to purchase approximately an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described herein, (iii) Series II warrants to purchase up to approximately an additional 3,750,001 shares of common stock, subject to adjustment as described herein, on an automatic cashless exercise basis with an exercise price of $0.01 per share, and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share. We received aggregate gross proceeds of $1,000,000 from the sale of the shares and the warrants.

As a result of the antidilution protection provided in the Series I Warrants, they are currently exercisable to purchase an aggregate of 153,887,725 shares of our common stock over a 5-year term at a current exercise price of $0.01 per share, subject to antidilution protection that could further reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrants.  The Series I Warrants expire on March 17, 2015.

In connection with the private placement, we paid our placement agent, LifeTech Capital, Inc., a division of Aurora Capital LLC, a cash fee of $100,000 and issued it a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share.  As a result of the antidilution protection provided therein, LifeTech Capital currently has warrants to purchase 15,625,000 shares of common stock at an exercise price of $0.01 per share.  These shares are included in the Series I totals.

September 2010 Financing

On September 15, 2010, we entered into a securities purchase agreement with two accredited investors pursuant to which we sold in a private placement transaction (i) an aggregate of $560,000 in principal amount of convertible notes, with a conversion price  equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of its note and  (ii) 5-Year warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.

As a result of the antidilution protection provided in the warrants, they are currently exercisable to purchase an aggregate of 50,000,000 shares of our common stock over a 5-year term at a current exercise price of $0.01 per share, subject to antidilution protection that could further reduce the exercise price and increase the number of shares issuable upon exercise of the warrants.  The warrants expire on September 15, 2015.

August 2011 Financing

In August 2011, we sold 2,500,000 shares of restricted common stock to Gemini Master Fund, Ltd. in exchange for $25,000.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a history of losses which may continue and which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $655,781 for the year ended December 31, 2010 and $905,289 for the year ended December 31, 2009. For the six months ended June 30, 2011, we incurred net losses of $3,794,135.  At June 30, 2011, we had a working capital deficit of $979,022 and an accumulated deficit of $12,886,076. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in a business enterprise in the development stage. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 14, 2011, our independent auditors stated that our financial statements for the year ended December 31, 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of significant losses since inception with no revenues, a working capital deficiency and an accumulated deficit. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If we are unable to obtain additional funding, our business operations will be harmed and if we do obtain additional financing, our then existing shareholders may suffer substantial dilution.

We require additional funds to sustain our operations and institute our business plan.  We anticipate that we will require up to approximately $3,000,000 for our anticipated operations for the next twelve months. We have expended substantial funds on the research, development and clinical trials of our product candidates.  As a result, we have historically experienced negative cash flows from operations since our inception and we expect to continue to experience negative cash flows from operations for the foreseeable future.  Unless and until we are able to generate sufficient revenues from our CyPath® assay and/or from the sale and/or licensing of our products under development, we expect such losses to continue for the foreseeable future.

Therefore, our ability to continue our clinical trials and development efforts and to continue as a going concern is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations.  We will need to raise additional capital through one or more methods, including but not limited to, issuing additional equity or debt, in order to support the costs of our research and development programs.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including our pre-clinical studies and clinical trial schedules and other research and development activities.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us.  We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Successful development of our products is uncertain.  To date, no revenues have been generated from the commercial sale of our products and our products may not generate revenues in the future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies.  These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;

•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;

•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and

•	failure to achieve market acceptance.

Because of these risks, our research and development efforts may not result in any commercially viable products.  If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because we have not begun the commercial sale of any of our products, our revenue and profit potential is unproven and our limited operating history makes it difficult for an investor to evaluate our business and prospects.  Our technology may not result in any meaningful benefits to our current or potential partners.  No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future.  Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of development in a new and rapidly evolving industry.

We are primarily focusing our activities and resources on the development of CyPath® and depend on its success.

We are focusing most of our near-term research and development activities and resources on CyPath®, and we believe a significant portion of our value relates to our ability to develop this in-vitro diagnostic.  The development of CyPath® is subject to many risks, including the risks discussed in other risk factors.  If the results of clinical trials of CyPath®, the regulatory decisions affecting CyPath®, the anticipated or actual timing and plan for commercializing CyPath®, or, ultimately, the market acceptance of CyPath® do not meet our, your, analysts’ or others’ expectations, the market price of our common stock could be adversely affected.

Our product development efforts may not be successful.

Our product candidates have not received regulatory approval and are generally in research, pre-clinical and various clinical stages of development.  If the results from any of the clinical trials are poor, those results may adversely affect our ability to raise additional capital or obtain regulatory approval to conduct additional clinical trials, which will affect our ability to continue full-scale research and development for our cancer detection assay.  In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials.  Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, and the eligibility criteria for the study.  In addition, because our CyPath® product currently in clinical trials represents a departure from more commonly used methods for cancer detection, potential patients and their doctors may be inclined to use other detection modalities, such as CT scan, rather than enroll patients in our clinical study.

Clinical trials required for our product candidates are expensive and time consuming, and their outcome is uncertain.

In order to obtain FDA approval to market a new diagnostic product, we or our potential partners must demonstrate proof of safety and efficacy in humans.  To meet these requirements, we or our potential partners will have to conduct extensive pre-clinical testing and “adequate and well-controlled” clinical trials.  Conducting clinical trials is a lengthy, time-consuming and expensive process.  The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial.  Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses.  Moreover, we may continue to be affected by delays associated with the pre-clinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control.  The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	obtaining regulatory approval to commence a clinical trial;
•
reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA or other regulatory authorities imposed protocol requirements;

•	the inability to retain patients who have initiated a clinical trial but may be prone to withdraw due to various clinical or personal reasons, or who are lost to further follow-up;
•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;

•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after detection;

•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;

•	unforeseen safety issues;
•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and

•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from pre-clinical or initial clinical trials, we may not achieve the same success in future trials.  Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates.  We expect to commence new clinical trials from time to time in the course of our business as our product development work continues.  The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates.  Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

We rely on third parties to conduct our clinical trials and many of our preclinical studies.  If those parties do not successfully carry out their contractual duties or meet expected deadlines, our diagnostic test may not advance in a timely manner or at all.

In the course of our discovery, preclinical testing and clinical trials, we rely on third parties, including universities, investigators and clinical research organizations, to perform critical services for us. For example, we rely on third parties to conduct our clinical trials and many of our preclinical studies. Clinical research organizations and investigators are responsible for many aspects of the trials, including finding and enrolling patients for testing and administering the trials.  Although we rely on these third parties to conduct our clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with its investigational plan and protocol.  Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as good clinical practices, or GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials.  Our reliance on third parties does not relieve us of these responsibilities and requirements.  These third parties may not be available when we need them or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner, and we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated.  These independent third parties may also have relationships with other commercial entities, some of which may compete with us.  In addition, if such third parties fail to perform their obligations in compliance with our clinical trial protocols, our clinical trials may not meet regulatory requirements or may need to be repeated.  As a result of our dependence on third parties, we may face delays or failures outside of our direct control.  These risks also apply to the development activities of our collaborators, and we do not control our collaborators’ research and development, clinical trials or regulatory activities.

We do not have experience as a company conducting large-scale clinical trials, or in other areas required for the successful commercialization and marketing of our product candidates.

Preliminary results from clinical trials of CyPath® may not be indicative of successful outcomes in later stage trials.  Negative or limited results from any current or future clinical trial could delay or prevent further development of our product candidates which would adversely affect our business.

We have no experience as a company in conducting large-scale, late stage clinical trials, and our experience with early-stage clinical trials with small numbers of patients is limited.  In part because of this limited experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all.  Large-scale trials would require either additional financial and management resources, or reliance on third-party clinical investigators, CROs or consultants. Relying on third-party clinical investigators or CROs may force us to encounter delays that are outside of our control.  Any such delays could have a material adverse effect on our business.

We also do not currently have marketing and distribution capabilities for our product candidates. Developing an internal sales and distribution capability would be an expensive and time-consuming process.  We may enter into agreements with third parties that would be responsible for marketing and distribution.  However, these third parties may not be capable of successfully selling any of our product candidates.  The inability to commercialize and market our product candidates could materially affect our business.

Success in early clinical trials may not be indicative of results obtained in later trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals.  Data obtained from pre-clinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Positive results from our pre-clinical studies, Phase I and the first stage of our pilot study clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed.  The Phase I studies we have completed to date have been designed to primarily assess safety in a small number of patients.  The limited results we have obtained may not predict results for any future studies and also may not predict future diagnostic benefits of our cancer detection assay.  We will be required to demonstrate through larger-scale clinical trials that CyPath® is safe and effective for use in a diverse population before we can seek regulatory approval for its commercial sale.  There is typically an extremely high rate of attrition from the failure of cancer detection assay candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

If we successfully develop products but those products do not achieve and maintain market acceptance, our business will not be profitable.

Even if CyPath® or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;

•	the prevalence and severity of any adverse side effects;
•	availability of alternative detection assays;

•	pricing and cost effectiveness;
•	effectiveness of our or our collaborators’ sales and marketing strategy; and

•	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if CyPath® or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market.  If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If we cannot license or sell CyPath®, it may be delayed or never be further developed.

We have completed validation work and a pilot study with CyPath® for the detection of lung cancer.  Taken together, the current U.S. study along with data collected from the pilot safety and efficacy study should provide the safety, dosimetry and efficacy data that will support the final design of the larger pivotal study.  Substantial financial resources will be needed to complete the final part of the trial and any additional supportive clinical studies necessary for potential product approval.  We do not presently have the financial resources internally to complete the larger pivotal study.  We may seek a licensing or funding partner for CyPath®, and hope that the data from our clinical studies will enhance our opportunities of finding such partner.  If a partner is not found for this technology, we may not be able to advance the project past its current state of development.  Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a cancer detection assay, we may not find a suitable partnering candidate for CyPath®.  We also cannot ensure that we will be able to find a suitable licensing partner for this technology.  Furthermore, we cannot ensure that if we do find a suitable licensing partner, the financial terms that they propose will be acceptable to us.

We may have significant product liability exposure because we maintain only limited product liability insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our cancer detection assays during a clinical trial adversely affects or causes the death of a patient.  Although we maintain product liability insurance for clinical studies in the amount of $3,000,000 per occurrence or $3,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate.  Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all.  Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

If we are unable to obtain, protect and enforce our patent rights, we may be unable to effectively protect or exploit our proprietary technology, inventions and improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents.  We try to protect our proprietary positions by filing United States and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business.  However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions.  Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving.  Accordingly, the degree of future protection for our patent rights is uncertain.  The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties.  In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions.  The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities.  An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony.  This disclosure could have a material adverse effect on our business and our financial results.

We may not be able to compete with our competitors in the pharmaceutical and biotechnology industry because many of them have greater resources than we do and they are further along in their development efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change.  Many of the cancer detection assays that we are attempting to discover or develop will be competing with existing detection methods.   Most or all of these companies have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials.  We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

If we lose qualified management and scientific personnel or are unable to attract and retain such personnel, we may be unable to successfully develop our products or we may be significantly delayed in developing our products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers.  For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. John J. Cousins, our President & Chief Financial Officer and Director, would adversely affect our development efforts and clinical trial programs during the period of time it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel.  We face intense competition in our recruiting activities, including competition from larger companies with greater resources.  We do not know if we will be successful in attracting or retaining skilled personnel.  The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Material weaknesses in our internal controls could have a material adverse effect on our business, financial condition and operating results and stockholders could lose confidence in our financial reporting.

Management concluded that our internal controls over financial reporting were ineffective due to material weaknesses for the fiscal year ended December 31, 2010. The areas in which material weaknesses were identified include period-end cutoff procedures and procedures designed to identify, measure and classify imbedded derivative liabilities arising from complex financial contracts and instruments. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we are unable to correct these material weaknesses, we may not be able to provide reliable financial reports or prevent fraud, and our operating results could be harmed. Further, we may incur significant expenses in correcting these weaknesses and maintaining effective internal controls.

Pursuant to the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act, smaller reporting companies, like us, are exempt from the requirement that management’s report be subject to an audit by an independent registered public accounting firm, although we may be required to do so in the future. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. We have not obtained an independent audit of our internal controls and, as a result, we may have other deficiencies or weaknesses in addition to the weaknesses described above. Further, at such time as we are required to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Risks Relating to Our Common Stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be current in their reports under Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”) in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements could, in the future, be required to attest to the effectiveness of our internal controls over financial reporting. The attestation requirements by our independent registered public accounting firm are not presently applicable to us but we could become subject to these requirements in the future.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling security holders.  We will not receive any proceeds from the sale of these shares. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. The warrants entitle the holder to exercise their warrants on a cashless basis under certain conditions. In the event that any selling stockholder exercises their warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “BMOD”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2009
	High	Low
First Quarter	$0.07	$0.04
Second Quarter	$0.07	$0.03
Third Quarter	$0.53	$0.02
Fourth Quarter	$0.28	$0.12

	Fiscal Year 2010
	High	Low
First Quarter	$0.47	$0.13
Second Quarter	$0.31	$0.14
Third Quarter	$0.25	$0.15
Fourth Quarter	$0.18	$0.06

	Fiscal Year 2011
	High	Low
First Quarter	$0.27	$0.06
Second Quarter	$0.10	$0.01
Third Quarter (1)	$0.04	$0.01

(1)	As of September 21, 2011

Holders

As of September 23, 2011, we had approximately 366 holders of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent for our common stock is OTR, Inc., 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

We have been in the development stage since we began operations on January 3, 1990, and have not generated any significant revenues from operations. There is no assurance of any future revenues. As of June 30, 2011, we had an accumulated deficit of $12,886,076 and a working capital deficit of $979,022. In addition, we did not generate any cash from operations and had no cash reserve dedicated to fund expenditures.

We are currently considering several options to raise sufficient capital to meet operating expenses.  Assuming we receive additional funding, our plan of operation for the next 18 to 24 months is to complete research to optimize the CyPath® diagnostic assay, conduct the pivotal clinical trial and submit clinical study results to the U.S. Food and Drug Administration ("FDA") for a Class III approval of the CyPath® assay as a medical device for the detection of lung cancer.  Completed in the first quarter of 2011, the Pilot clinical study showed that CyPath® is a significant new biomarker for lung cancer.  The Pilot study demonstrated CyPath®’s ability to discriminate between cancer and non-cancer cohorts by identifying and quantifying cellular characteristics that differ between groups of individuals at high risk for developing cancer and those who already have the disease.  Sensitivity of the assay was determined at 77% with specificity at 58% (accounting for patient factors) and an overall accuracy of 81.3% in the ability to correctly classify groups of study participants into the cancer or high-risk cohorts.  A Receiver Operating Characteristic (“ROC”) analysis of the sensitivity and specificity was shown to have an associated “p value” of less than .001, resulting in a statistically significant finding of CyPath®’s ability to discriminate between high-risk and cancer groups.  The Pilot clinical trial consisted of two cohorts: patients with a confirmed diagnosis of cancer who had not begun treatment for the disease and high-risk participants, including military veterans in New Mexico, with a history of heavy smoking.

We are conducting optimization studies, both independently and in partnership with other scientific and medical institutions, to prepare for the multi-site pivotal clinical study and enhance commercialization of the CyPath® assay.  Optimization will include automating the process for reading CyPath®-labeled cells in tissue and body fluid samples, improving methods for the non-invasive collection of sputum samples and refining the use of fluorescent microscopy to identify cancer and pre-cancerous cells.  We are also developing strategies to enter the European market, including filing for approval of a CE mark.  In June 2011, we received notice from the European Patent Office of its intention to grant the Biomoda patent.

Our initial product is an in-vitro diagnostic test for lung cancer that will be used to evaluate sputum samples obtained non-invasively from patients.  The samples will be sent to a Biomoda laboratory where they will be analyzed with the CyPath® labeling solution to determine the presence, or absence, of lung cancer or precancerous cells.  Our diagnostic test can be adapted for use on other tissue and body fluid samples, and we intend to create and market products to diagnose and screen for other prevalent cancers, including breast, cervical, bladder, oral and colorectal.  Toward that end, we are developing protocols for feasibility studies to adapt the CyPath® technology for the diagnosis of breast and cervical cancer.

We have determined that our initial markets will build upon established relationships with prominent hospitals, laboratories and the U.S. Veterans Administration ("VA") hospitals.  Such relationships will ensure timely initial commercial sales.  This initial commercial acceptance within the VA system can be efficiently leveraged through the VA infrastructure.  The VA also is the product approval channel for the U.S. Agency for International Development ("AID"), conditional on FDA approval.  Ongoing published results of test data and clinical studies and presentations at appropriate medical symposia will help accelerate sales growth.

Management plans to augment laboratory research and development by expanding the clinical and research team, both internally and by partnering with major medical and scientific research institutions.  In the first quarter of 2011, Biomoda joined the Early Detection Research Network, an initiative of the National Cancer Institute at the National Institutes of Health, which provides an opportunity to collaborate with other researchers focused on the development of molecular technologies for the screening, early diagnosis and target-based treatment of cancer.  The Company also signed a Memorandum of Understanding with the University of Texas Health Science Center at San Antonio to collaborate on research to optimize the CyPath® assay.  We are working in other states to duplicate the funding success we had in New Mexico where the State Legislature appropriated more than $1.3 million to fund the Pilot trial.

We are seeking FDA approval of our cytology-based screening technology as a Class III medical device under the Pre-Market Approval ("PMA") process.  When Pilot clinical trial results are complete, the Company intends to file a report with the FDA informing the agency of study findings and submit a pre-investigational device exemption filing.

Results of Continuing Operations

Fiscal year ended December 31, 2010 compared to the fiscal year ended December 31, 2009

We have recorded no significant revenue from inception through December 31, 2010.

Operating expenses increased by $1,084,141 to $1,973,538 during the year ended December 31, 2010, compared to $889,397 for the year ended December 31, 2009. This increase was primarily due to increased payroll, investor relations and public relations costs during 2010.

General and administrative expenses consist of expenses for executive and administrative personnel, facilities, consulting services, travel and general corporate activities. The increase in these costs resulted from increased payroll, investor relations and public relations costs. We expect general and administrative costs to increase in the future as our business matures and develops. Such costs were primarily funded through the issuance of our common stock and debt to conserve our cash resources.

Research and development expenses consist primarily of personnel expenses, consulting fees and lab expenses. Research and development costs increased due to the 2009 period including $640,970 we received as a reimbursement of research and development costs related to a research study under the New Mexico Department of Veterans Services, which reduced research and development costs for the 2009 year.  No such reimbursement was received in 2010.  We believe that continued investment in product development is critical to attaining our strategic objectives and, as a result, expect product development expenses to increase significantly in future periods. We expense product development costs as they are incurred.

Professional fees increased from $231,448 in 2009 to $260,933 in 2010 due to increased accounting and compliance costs arising from fundraising efforts during 2010.

Other income (expense) increased to income of $1,317,757 in 2010 compared to an expense of $15,892 in 2009.  Other income (expense) consists of interest, unrealized gains/losses on derivative liabilities and other income and expense. Interest expense increased to $851,621 in 2010 from $15,892 in 2009. The increase in interest expense was primarily related to the accretion of the discount on convertible notes issued in September 2010, as well as the immediate expensing of $643,886 as additional interest expense, which represented the amount by which the fair value of the warrants issued in connection with the convertible notes and the convertible notes conversion option exceeded the principal amount.  We also recognized $1,922,163 of unrealized (noncash) gain associated with the change in the fair value of the warrant and conversion derivative liabilities discussed above.  Other income for 2010 includes $244,479 in federal grant funding we received under IRC section 48D and which related to research and development expenses we incurred during our 2009 fiscal year.

We had a net loss of $655,781 or $0.01 loss per share, and $905,289 or $0.01 loss per share, for the years ended December 31, 2010 and 2009, respectively, due to items discussed above.

Comparison of the three months ended June 30, 2011 and 2010

As of June 30, 2011, there have been no significant revenues since inception.

Product development expenses consist primarily of personnel expenses and consulting fees. Research and development, including payroll costs and other technical costs, decreased to $66,704 for the three months ended June 30, 2011, from $111,622 for the three months ended June 30, 2010. We believe that continued investment in product development is critical to attaining our strategic objectives and, as a result, we expect expenses such as clinical studies and collaborations to increase significantly in the next year. We expense product development costs as they are incurred.

General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel and general corporate activities.  General and administrative costs, taken together with professional fees, decreased to $164,026 for the three months ended June 30, 2011, from $323,349 for the three months ended June 30, 2010.  The decrease was primarily related to decreased stock issuances for services in 2011, as well as a reduction in professional fees of $35,000 related to the Final Judgment rendered in the Robins litigation.  We expect general and administrative costs to increase in the future as our business prospects develop and we require more staff. The costs associated with being a publicly traded company and future strategic acquisitions will also be a contributing factor to increases in this expense.

Other income (expense) in these periods is composed of interest expense, gain on sale of assets and unrealized gains/losses related to changes in the fair value of the derivative liabilities associated with our outstanding warrants, options and convertible note instruments.  Interest expense increased for the three months ended June 30, 2011, to $247,289 from $3,934 for the three months ended June 30, 2010. This increase is attributable to the accelerated amortization of the discount on the convertible notes issued on September 15, 2010 due to their conversion into common shares during the 2011 period.  Also, during the three months ended June 30, 2011, we recognized an unrealized non-cash loss from the increase in the fair value of the derivative liability related to our outstanding warrants of $2,802,732 and an unrealized gain on decrease in the fair value of the derivative liability related to our non-employee options and convertible debt of $4,568 and $401,319, respectively.

Comparison of the six months ended June 30, 2011 and 2010

As of June 30, 2011, there have been no significant revenues since inception.

Product development expenses consist primarily of personnel expenses and consulting fees. Research and development, including payroll costs and other technical costs, increased to $220,833 for the six months ended June 30, 2011, from $159,572 for the six months ended June 30, 2010. We believe that continued investment in product development is critical to attaining our strategic objectives and, as a result, we expect expenses such as clinical studies and collaborations to increase significantly in the next year. We expense product development costs as they are incurred.

General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel and general corporate activities.  General and administrative costs, taken together with professional fees, decreased to $461,091 for the six months ended June 30, 2011, from $699,064 for the six months ended June 30, 2010.  The decrease was primarily related to decreased wages due to the completion of the Pilot clinical trial in 2011 as well as a reduction in professional fees of $35,000 related to the Final Judgment rendered in the Robins litigation.  We expect general and administrative costs to increase in the future as our business prospects develop and we require more staff. The costs associated with being a publicly traded company and future strategic acquisitions will also be a contributing factor to increases in this expense.

Other income (expense) in these periods is composed of interest expense, gain on sale of assets and unrealized gains/losses related to changes in the fair value of the derivative liabilities associated with our outstanding warrants and options.  Interest expense increased for the six months ended June 30, 2011, to $415,254 from $7,892 for the six months ended June 30, 2010.  This increase is primarily attributable to the accelerated amortization of the discount on the convertible notes issued on September 15, 2010 due to their conversion into common shares during the 2011 period.  We recognized a gain of $3,000 with the sale of equipment for the six months ended June 30, 2011 and $2,068 associated with the sale of equipment for the six months ended June 30, 2010.  Also, during the six months ended June 30, 2011, we recognized an unrealized non-cash loss from the increase in the fair value of the derivative liability related to our outstanding warrants of $2,896,477 and an unrealized gain on decrease in the fair value of the derivative liability related to our non-employee options and convertible debt of $4,127 and $210,587, respectively.

Liquidity and Capital Resources

As of June 30, 2011, we had cash of $5,830. We have funded our operations with sales of equity for cash, issuance of equity for services in lieu of cash and government funding.  We are currently considering several options to raise sufficient capital to meet operating expenses through the pivotal clinical trial and FDA approval.  We estimate that we will require $3,000,000 in the next twelve months to fund operations and conduct the clinical trial.  Subject to the outcome of these efforts, it is our intent to generate revenues from product sales and to begin partially funding operations from revenues.

On March 17, 2010, we entered into a securities purchase agreement with five accredited investors pursuant to which we sold in a private placement transaction (i) 6,875,001 shares of our common stock, at a purchase price of $0.16 per share, (ii) Series I warrants to purchase approximately an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described herein, (iii) Series II warrants to purchase up to approximately an additional 3,750,001 shares of common stock, subject to adjustment as described herein, on an automatic cashless exercise basis with an exercise price of $0.01 per share, and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share. We received aggregate gross proceeds of $1,000,000 from the sale of the shares and the warrants.

As a result of the antidilution protection provided in the Series I Warrants, they are currently exercisable to purchase an aggregate of 153,887,725 shares of our common stock over a 5-year term at a current exercise price of $0.01 per share, subject to antidilution protection that could further reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrants.  The Series I Warrants expire on March 17, 2015.

The Series II Warrants were automatically exercised on a cashless exercise basis and 589,712 additional shares were issued to the investors who participated in the private placement. A total of 1,472,584 Series III warrants were exercised for a total of $235,613.

On September 15, 2010, we entered into a securities purchase agreement with two accredited investors pursuant to which we sold in a private placement transaction (i) an aggregate of $560,000 in principal amount of convertible notes, with a conversion price  equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of its note and  (ii) 5-Year warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.

As a result of the antidilution protection provided in the warrants, they are currently exercisable to purchase an aggregate of 50,000,000 shares of our common stock over a 5-year term at a current exercise price of $0.01 per share, subject to antidilution protection that could further reduce the exercise price and increase the number of shares issuable upon exercise of these warrants.  The warrants expire on September 15, 2015.

We will require additional funding for continuing research and development, obtaining regulatory approval and commercialization of our products. Management is investigating all options to raise sufficient funds to meet our working capital requirements through the sale of our common stock or other means of financing.

In addition to funding normal operating expenses, proceeds of new funding are targeted for the following:

1.	Completion of optimization and bench studies related to increasing the accuracy of our lung cancer assay.

2.	Design of the pivotal study.

3.	Investigation of CyPath®’s suitability as a diagnostic for additional cancers.

4.	Development of strategies to enter the European market, including filing for approval of a CE mark.

Product development expenditures, including personnel expense and general and administrative expense were $230,730 for the three months ended June 30, 2011.  Funds for operations, product development and capital expenditures were provided from the sale of company stock, warrants and a convertible debenture.  We will require substantial additional funding for continuing research and development, obtaining regulatory approval and the commercialization of our products.

There is no assurance that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.  The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

We are currently insolvent and will remain insolvent until new funding is secured.  We are investigating all means of funding, including restructuring.  Management believes that our technology is sound and can be developed to commercialization if funding for research and clinical trials can be secured.  Management will continue to work despite lack of funds to procure investment, and we are in conversations with several investment funds to resolve the current financial situation and continue forward with technology and commercial development.  We currently have obligations of approximately $1,000,000.  The anticipated capital needs for the next 12 months are $2,000,000, for a total capital raise of $3,000,000.  This amount is planned to fund the optimization work leading to the pivotal trial.

Inflation

Management believes that inflation has not had a material effect on our results of operations.

Off-Balance Sheet Arrangements

There are no off-balance sheet financing arrangements.

Critical Accounting Policies

Estimates

Critical estimates made by management are, among others, estimates for current and deferred taxes, recoverability of intangible assets, collectability of contract receivables, estimation of costs for long-term contracts, allowance for loss on contracts, value of patents and other intangibles, the valuation of derivative liabilities and the valuation of other assets.  Actual results could materially differ from those estimates.

Research and Development

Research and development costs are charged to operations as incurred. The Company incurred approximately $411,000, $4,000 and $3,132,000 of research and development expenses (after study reimbursements) for the years ended December 31, 2010 and 2009 and for the period from inception through December 31, 2010.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Recent Accounting Pronouncements

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance was effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for us) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for us). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

BUSINESS

General

We are a development stage company incorporated in the state of New Mexico on January 3, 1990 (Inception).  We have laboratories and offices at 609 Broadway NE, in Albuquerque, New Mexico, 87102 that are used for corporate and research and development activities.  The telephone number is (505) 821-0875, and the fax number is (866) 519-6156

On January 8, 2010, we dissolved Biomoda Holdings, Inc., a Nevada corporation incorporated August 12, 2003, as no longer necessary or useful for operations.

Our Operations

We are an in-vitro diagnostics company that develops assays, or tests, to detect cancer. These assays are performed in clinical reference laboratories using body-fluid samples. The technology is based on scientific work originally done at Los Alamos National Laboratory. We were issued a patent in January 2005, and have received a Divisional and a Continuation-In-Part (“CIP”) extension of that owned patent. The technology is based on a porphyrin molecule that has an affinity to bind with cancer cells in high concentrations and cause them to fluoresce under specific frequencies of light. The porphyrin molecule is easy to obtain, manufacture and use. This is a broad-based technology that works with a variety of cancers.

We are developing a product line of assays for a variety of cancers based on adaptations of this technology. While we believe the technology has great potential as a cancer screening tool for large populations, the true breakthrough may be its potential as a non-invasive diagnostic for multiple cancers. Our first product, trademarked under the name CyPath®, is an assay for the detection of early-stage lung cancer. Lung cancer represents a large market with unmet diagnostic needs. The five-year survival rates for lung cancer are dismal, due in large part to the fact that this disease is typically diagnosed late in its progression. Our lung cancer assay tests deep-lung sputum which is collected from the patient, processed and incubated in the CyPath® molecular marker labeling solution, and then scored for cancer cells. This technology has the potential to diagnose other cancers as well. We have identified breast, circulating tumor cells (CTC), cervical, bladder, colorectal, oral, and prostate cancers as potentially significant business opportunities for us.

Market Need

According to the Centers for Disease Control, cancer is a leading cause of death in the United States, second only to heart disease. In 2010, nearly 600,000 Americans and more than 7 million people around the world lost their lives to cancer. In the United States, one in three women and one in two men will develop cancer during their lifetime. A quarter of all American deaths and about 15 percent of all deaths worldwide will be attributed to cancer. In some nations, cancer will surpass heart disease to become the most common cause of death.

Lung cancer claims more lives than the next four biggest cancers – colon, breast, prostate and pancreatic – combined. Survivability of lung cancer is extremely low.  Only 40 percent of patients diagnosed with lung cancer survive one year after being diagnosed. The five-year survival rate for lung cancer is a dismal 15 percent while five-year survival rates for breast and prostate cancer have improved to 87 percent and 99 percent, respectively, primarily due to early detection. Early-stage diagnosis for lung cancer will improve the survivability of the disease.

World of Medicine

Technological advances are shifting medicine to an individualized approach to treatment of disease. Personalized Disease Management is an overall direction being adopted within the medical community to address risk assessment, diagnosis, treatment and individual response to therapies. Our technology will enhance this new paradigm in medicine with improvements in early-stage diagnosis based on risk stratification.

Within Personalized Disease Management, our CyPath® assay has the potential for widespread adoption by the medical community for the screening, diagnosis, monitoring and surveillance of cancers. The global market for an inexpensive, non-invasive, and accurate screening and diagnostic tool for early cancer diagnosis is largely unmet. We anticipate that our technology will also be used to monitor treatment and gauge patient responses to the efficacies of various therapies.

Business Model

Our end customers are patients who should be screened for a cancer diagnosis based on their risk profile, whether they present with symptoms or not, and doctors that prescribe screening and diagnostic tests. We plan to develop assays for the screening and detection of multiple cancers including lung, breast, cervical, CTC, bladder, colorectal, oral and prostate cancers. Patient samples would be delivered to our clinical reference laboratories certified under the federal Clinical Laboratory Improvement Amendments (“CLIA”). Our laboratories will receive the sample, perform the assay, and deliver the test result to the physician who can then inform the patient of the diagnostic conclusion. Our business model utilizes our central laboratories to perform testing to maximize profits and minimize risk to our intellectual property (“IP”) and patents.  As sales and revenues grow, we may seek a strategic partnership with national and international clinical laboratories to leverage operations and expand our sales and services.

Our future clinical reference laboratories will seek reimbursement from Medicare/Medicaid and private insurers based on existing reimbursement codes. We performed a reimbursement code study in 2003, and determined that current codes exist and are economically feasible under Centers for Medicare & Medicaid Services (“CMS”) codes.  The CMS is a Federal agency within the U.S. Department of Health and Human Services.

Initial sales and revenues forecasts are based on development of an internal sales and manufacturing workforce that will take advantage of public monies available for economic development and job creation.  This business model anticipates greater revenues than would be obtained through contract sales and manufacturing and provides for non-dilutive funding during our research and development phase when risks are greater.

Pilot Clinical Study

We are seeking U.S. Food and Drug Administration (“FDA”) approval of our cytology-based diagnostic technology as a Class III medical device under the PMA process.

An early-stage lung cancer screening program for New Mexico veterans based on our technology was funded by the New Mexico State Legislature and administered by the New Mexico Department of Veterans Services and the New Mexico Institute of Mining and Technology. The screening program, the first large-scale study of our CyPath® investigational-use-only (not yet FDA-approved) diagnostic, is the foundation of the pilot clinical trial. We received full payment of a government contract for reimbursement of research and development costs of $1.3 million related to this study.

On March 5, 2009, we received approval for the pilot clinical trial from an independent IRB. Our cytology-based diagnostic technology had previously shown 100 percent sensitivity and 100 percent specificity during internal testing on a small sample of patients.

Thomas L. Bauer, MD, cancer researcher and chief thoracic surgeon with the Christiana Care Health System in Delaware, is the national PI overseeing the pilot clinical study. Dr. Bauer has led several lung and esophageal cancer studies.  Dr. Bauer is working with Lara Patriquin, MD, a diagnostic radiologist in Albuquerque, who serves as the Albuquerque PI for the pilot clinical study, and David Hill, MD, the PI for the site in Waterbury, Connecticut. The team of experts working with us on the clinical study includes representatives from Quintiles, RCRI and Radiology Associates of Albuquerque. The New Mexico Department of Veterans Services and Black Veterans Association of New Mexico assisted with outreach and recruitment.

Study volunteers provide deep-lung sputum samples to be screened for the presence or absence of cancer cells. Sputum samples are processed onto microscope slides and incubated in the CyPath® labeling solution which binds to cancer cells. Cells on the slides labeled with CyPath® are analyzed under a microscope for unique fluorescent signature and intensity. Sample adequacy is determined using the Pap stain analysis, and study participants undergo CT scans which are read by independent radiologists under the International Early Lung Cancer Action Program Enrollment and Screening Protocol. Results determined on the sputum samples with the investigational CyPath® assay in our lab are then compared to the CT scan diagnostic results of high-risk participants and CT scan and other diagnostic results of cancer patients.

Veterans recruited for the pilot study were “20 pack year” smokers, individuals who have smoked the equivalent of one pack a day for 20 years or two packs a day for 10 years. In September 2009, we added a longitudinal component to the pilot clinical trial, which will provide additional data on the efficacy of our diagnostic. The pilot clinical study is focused on screening military veterans because they may be at least 25 percent more likely to develop lung cancer and die from the disease than the general population, according to a U.S. Department of Defense report.

The pilot clinical trial also includes analysis of a cohort of patients with a confirmed diagnosis of lung cancer who had not yet begun treatment for the disease. We contracted with Christiana Care Health Services and Waterbury Pulmonary Associates Research for sputum sample procurement for the clinical trial’s positive control group. In October 2010, we reopened patient enrollment and sample collection for the cancer cohort of the pilot study after comprehensive analysis by the medical team of CT scans of patients revealed that some patients enrolled in the study who were suffering from recurrence of lung cancer did not display tumors inside the lung cavity as required by the study protocol.

Enrollment and sample collection for the positive control cohort was completed in February 2011. Top-line results for the pilot study were released in March 2011. Sensitivity of the assay was determined at 77% with specificity at 58% accounting for patient factors, and an overall accuracy of 81.3% in the ability to correctly classify groups of study participants into the cancer or high-risk cohorts.  A receiver operating characteristic analysis of the sensitivity and specificity was shown to have an associated “p value” of less than .001, resulting in a statistically significant finding of CyPath®’s ability to discriminate between high-risk and cancer groups.

We believe initial results show that the CyPath® assay can both identify and quantify lung cell characteristics that differ between groups of individuals at high risk for developing cancer and those who already have the disease.  Complete data from the pilot study will be published in accordance with standard peer review and publishing guidelines for studies of this type. Dr. Bauer expects to present findings and results at appropriate medical conventions and events.

We have begun preliminary design and coordination for the pivotal clinical trial of our in-vitro diagnostic for early-stage lung cancer. The multi-site pivotal trial will include up to 3,500 patients and will be designed to yield data and analysis sufficient for FDA approval of the assay for commercial use in the United States.  We expect to complete internal studies focused on optimization of the assay prior to opening pivotal clinical trial sites.  These studies include automation using flow cytometry to read the entire sputum sample efficiently, improving methods for the non-invasive collection of sputum samples, and advancing understanding and application of fluorescent microscopy in relation to its ability to identify cancer cells.

Research and Development Activities

We are engaged in research activities related to defining and delineating the mechanism for TCPP’s affinity to bind with cancerous cells.

Our research is undertaken in collaboration with universities, scientists, research institutions, and medical facilities domestically.    We are working toward further research and clinical trials which we anticipate will expand upon current collaborations to engage additional domestic and international partnerships with leading public and private institutions, scientists and researchers.

Contracts

We have contracted with Gordon Bennett of Albuquerque, New Mexico, for fluorescent microscopy services. Mr. Bennett has a B.S. in Physics as well as a J.D. from the University of New Mexico. His background is in photonics and electronics. He has been adjunct faculty at the College of Santa Fe and has held the Chair in Photonics and Biophotonics at Central New Mexico Community College. He is currently a member of the Optical Society of America and the New Mexico State Bar.

We have contracted with Christiana Care Health Services of Newark, Delaware, for the services of Thomas L. Bauer, MD, thoracic surgeon and cancer researcher, to be the national Principal Investigator (“PI”) overseeing our clinical studies for early lung cancer detection. Dr. Bauer has led several lung and esophageal cancer studies. Dr. Bauer partners with Dr. Lara Patriquin, a diagnostic radiologist in Albuquerque, who is serving as the local PI for the current study.

We have contracted with Christiana Care Health Services for sample procurement and assay research and development. The Helen F. Graham Cancer Center associated with Christiana Care Health System recruited a cohort of patients diagnosed with lung cancer to participate in the final stage of the pilot clinical study of the investigational CyPath® assay. Christiana Care’s Institutional Review Board reviewed our study protocol to ensure compliance with scientific, regulatory and ethical standards.

We have contracted with Quintiles Consulting in Rockville, Maryland, for regulatory consulting and the design of clinical studies of our proprietary test for detection of early-stage lung cancer. Quintiles Consulting is the regulatory consulting unit of Quintiles Transnational Corp., a global corporation that provides a broad range of professional services in product development, financial partnering and commercialization for the pharmaceutical, biotechnology and medical device industries.

We have contracted with Radiology Associates of Albuquerque in Albuquerque, New Mexico to be the collection site for the high-risk cohort of the current clinical trial. Under the terms of that contract, Radiology Associates of Albuquerque performs computed tomography, or CT, scans of patients participating in the clinical studies and provides results to their primary care providers and to us.

We have contracted with Regulatory & Clinical Research Institute (“RCRI”), Inc. in Minneapolis, Minnesota, to serve as the contract research organization for the ongoing clinical studies of the CyPath® assay.  RCRI provides medical device, in-vitro diagnostic and biologics companies with expertise in regulatory affairs, clinical trial design and management, database development, reimbursement strategy, health economics, quality systems and compliance, biostatistics and venture capital due diligence.

We have contracted with the Saccomanno Research Institute at St. Mary’s Hospital and Medical Center in Grand Junction, Colorado, to collaborate on research to advance our patented system for measuring the photon emission rate of CyPath®-stained cells for the early detection of lung cancer.

We have contracted with Waterbury Pulmonary Associates Research, the active clinical research arm of a large single-specialty private practice pulmonary and critical care group in Waterbury, Connecticut, for sample procurement for the positive control cohort of the clinical studies of the CyPath® diagnostic for lung cancer. David G. Hill, MD, is the local PI for Waterbury’s participation in our studies.

Research and Development Activities

Our research is undertaken in collaboration with universities, scientists, research institutions, and medical facilities domestically. We are working toward further research and clinical trials which we anticipate will expand upon current and future collaborations. Our diagnostic test can be used for other tissue and body fluid samples, and we intend to create and market products to diagnose and screen for other prevalent cancers, including breast, cervical, CTC, bladder, oral, colorectal and prostate. Toward that end, we are developing protocols and assembling a study team for feasibility studies on the use of CyPath® to diagnose breast cancer.

We are also conducting internal optimization studies prior to launching the pivotal clinical study to enhance the commercial utility of the CyPath® diagnostic assay. This research and development includes automation of sample reading, improving methods for the non-invasive collection of sputum samples, advancing understanding and application of fluorescent microscopy in relation to its ability to identify cancer cells, and developing strategies to enter the European market, including filing for approval of a CE mark. Optimizing the assay and automating the process for reading CyPath®-labeled cells will lead to lower cost and greater accuracy in a high-throughput clinical setting. This research will be supported by cooperative agreements between us and major medical and scientific research institutions with the assistance of medical and scientific experts on our research team.

In March 2011, we become an Associate Member of the Early Detection Research Network (“EDRN”), an initiative of the National Cancer Institute at the National Institutes of Health. The EDRN is focused on the development of molecular technologies for the screening, early diagnosis and target-based treatment of cancer. The EDRN membership provides us with additional opportunities for collaborative research related to biomarker development, clinical testing and validation.

Customers

Sales will be driven by physician referrals. Our initial marketing strategy is focused on creating a high profit margin on a relatively low-cost product which will benefit us and our strategic laboratory partners. This model offers significant economic incentives for our customers and partners to adopt our technology.

We are establishing visibility and credibility within the medical community by actively raising awareness of our CyPath® assay. We have begun coordinated scientific collaborations and will follow completion of clinical testing by publishing results in research and clinical journals and presenting our findings at medical conferences. We are currently working with Christiana Care Health Services in Newark, Delaware, Waterbury Pulmonary Associates in Waterbury, Connecticut, Radiology Associates of Albuquerque in Albuquerque, New Mexico, and the Saccomanno Research Institute at St. Mary’s Hospital and Medical Center in Grand Junction, Colorado. We hope to engage in collaborations and collaborative studies with preeminent lung cancer researchers throughout the world.

We will use detailing agents (specialized sales agents) to provide direct marketing efforts to physicians.

Our intellectual property will be protected by the use of our clinical laboratories and through active, licensed-based strategic partnerships with national and international reference laboratories with emphasis on identifying laboratory partners that have business relationships with provider networks. This will enable us to develop strategic relationships with customer groups who have formal relationships with those who drive sales.

Competition

Competition falls into several segments: biomarkers, radiology, genomics, and proteomics.  We anticipate that CyPath® will be a complement to diagnostic tools described below as well as a stand-alone diagnostic. Our products should be well positioned to work synergistically with new products entering the marketplace.

Biomarkers represent the closest competitors in terms of market introduction. Biomarkers are used to indirectly identify cellular aberrations and disease. We are monitoring the activity of companies in this space, and we believe our technology offers inherent commercial advantages over biomarkers. CyPath® is cheaper to make, more stable, and easier to use in the commercial laboratory environment.

Radiology technology is not as sensitive to the earliest stages of cancer as we believe our technology will prove to be after clinical testing, and there are health limits to radiation exposure for monitoring and surveillance of cancer.  Radiology as a testing method also is more expensive than the anticipated cost of our assay.  We believe our technology will work in tandem with imaging diagnostics to deliver superior diagnosis and treatment of cancer.

Genomics and proteomics are leading-edge science.  These technologies are not ready for commercialization, and details on specificity and sensitivity for specific cancer diagnosis are unavailable because of the early stage of the technologies.  We believe genomic and proteomic technologies will be used most often to define an individual’s risk profile for contracting cancer and may work as tools to determine which patients can benefit from our diagnostic technology.  Accurate risk stratification is a critical component of any effective screening protocol, and advances in genomics and proteomics are expected to greatly enhance this capability.

CyPath® will be a stand-alone early-stage diagnostic tool as well as a complementary product to diagnostic tools currently used to detect cancer. Its clear advantage over current diagnostics is the non-invasive collection of body fluids to retrieve adequate cells for incubation in the CyPath® labeling solution. CyPath® is a front-end diagnostic and screening tool and an aid in determining whether or not more expensive and specialized tests are warranted. Our product can be highly valuable to physicians by optimizing and expanding current medical practices by offering a simple, non-invasive diagnostic test to detect cancer.

Intellectual Property

We own:

1)
U.S. Patent 6,838,248, titled “Compositions and Methods for Detecting Pre-Cancerous Conditions in Cell and Tissue Samples Using 5, 10, 15, 20-Tetrakis (Carboxyphenyl) Porphine” which was issued on January 4, 2005;

2)	U.S. Patent 7,384,764, titled “Method for Prognosing Response to Cancer Therapy with 5,10,15,20 - Tetrakis (Carboxyphenyl) Porphine” which was issued June 10, 2008;
3)	U.S. Patent 7,670,799 titled “Method for Making 5, 10, 15, 20-Tetrakis (Carboxyphenyl) Porphine (TCPP) Solution and Composition Comprising TCPP” which was issued on March 2, 2010;
4)	U.S Patent Application 12/715,627 titled “Method for Detecting and Prognosing Pre- Cancerous Cells Using 5, 10, 15, 20-Tetrakis (Carboxyphenyl) Porphine” filed March 2, 2010;
5)	U.S. Patent Application 12/839,283 titled “System and Method for Analyzing Samples Labeled with 5, 10, 15, 20 Tetrakis (4-Carboxyphenyl) Porphine (TCPP)” filed on July 19, 2010; and
6)	Patent Cooperation Treaty (“PCT”) Application PCT/US10/42482 titled “System and Method for Analyzing Samples Labeled with 5, 10, 15, 20 Tetrakis (4-Carboxyphenyl) Porphine (TCPP)” filed July 19, 2010.

In addition, foreign equivalents of these patents were granted in Canada, Japan, Mexico, and Australia and are pending in Europe.

We own U.S. registrations for the marks CyPath® and CyDx® and a U.S. registration is pending for the mark “Biomoda”. We have also received registrations for the marks Biomoda®, CyPath® and CyDx® in the European Union.

Suppliers

We have identified several suppliers for all key components of our lung cancer diagnostic assay that can provide sufficient quantities for commercialization of the assay. Discussions continue with these suppliers as proper at each stage of our development.

Employees

As of September 23, 2011, we had four full-time employees.  We have contracts for services on various projects on an on-going or as-needed basis.  We believe that our relations with our employees are good.

DESCRIPTION OF PROPERTY

We have laboratories and offices at 609 Broadway NE, in Albuquerque, New Mexico, 87102 that are used for corporate and research and development activities. Our telephone number is (505) 821-0875 and our fax number is (866) 519-6156. Our current laboratory and office space consists of approximately 1,300 square feet. The lease runs on a month-to-month basis at a cost of $3,300 per month. We believe that our existing facilities are suitable and adequate to meet our current business requirements. We maintain a website at www.biomoda.com and the information contained on that website is not deemed to be a part of this prospectus.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
Maria Zannes	55	Chairman and Chief Executive Officer	Director
John J. Cousins	55	President, Chief Financial Officer, Treasurer and Controller	Director
Timothy Peter Zannes	59	Corporate Secretary
David Lambros	56		Director
Lewis White	58		Director

We elect our Board of Directors at meetings of shareholders and directors hold office until the next meeting of shareholders following their election. In the event of a vacancy due to resignation, removal or death, the remaining duly elected Directors may fill such vacancy until the next meeting of the shareholders. Officers are elected by the Board of Directors which shall at a minimum elect a president, a secretary and a treasurer to hold office for one year and thereafter until their successors are elected. The Board of Directors may, from time to time, by resolution, appoint one or more vice presidents, assistant secretaries and assistant treasurers as it may deem advisable, prescribe their duties; and fix their compensation.

Maria Zannes, Chief Executive Officer, Chairman of the Board and Director. Ms. Zannes has been our Chief Executive Officer since December 2010, Chairman of the Board since July 2010 and a director since May 2008.  Between October 2009 and July 2010, Ms. Zannes was our Corporate Secretary.  Between 1995 and 2005, Ms. Zannes was the president of Energy Recovery Council, a national waste-to-energy trade group in Washington, D.C. Ms. Zannes has been a principal of The Zannes Firm since 2005 and the President since 2010, by which she consults for private clients in the medical and waste industry. Since 2006, Ms. Zannes has been a research associate with the Earth Engineering Center at Columbia University and co-founder of two research centers at Columbia.  Previously, Ms. Zannes was the General Manager of ECOS Corporation, a subsidiary of Burlington Environmental in Seattle, Washington and a Project Manager for Wheelabrator Technologies, Inc., a subsidiary of Waste Management.  She was a legislative aide and press secretary to Congressman Charles Wilson (D-Texas) after she began her career as a journalist. Ms. Zannes is licensed to practice law in New Mexico and Washington.  Ms. Zannes is a director of The American Homecoming Foundation, a charitable foundation to assist homeless American veterans and the Standard Alcohol Company of America, Inc., an alternative fuel company. Ms. Zannes’s extensive entrepreneurial background, many years of senior management experience and her experience as a legislative aide and federal lobbyist led to the Board's conclusion that she should serve as a director.

John J. Cousins, President, Chief Financial Officer, Treasurer Controller and Director. Mr. Cousins has been President, Chief Financial Officer, Treasurer, Controller and a Director since 2002.  Mr. Cousins began his business career as a design engineer for Ampex Corporation, a manufacturer of broadcast and computer equipment, and the American Broadcasting Company television network. In 1990, he was named vice president of Cimmaron Business Development Corporation, a southwest regional merchant and investment banking operation. In 1996, Mr. Cousins became president of Terra Firm, a business consulting firm. Between 1999 and 2002, Mr. Cousins was the vice president of Advanced Optics Electronics, Inc., a large-scale flat panel display technology company.  Mr. Cousins is a director and treasurer of American Homecoming Foundation. Since April 2010, Mr. Cousins is Vice-President and a Director of New Mexico Biotechnology and Biomedical Association (NMBio). NMBio was established to provide a forum for information exchange in the life sciences, develop initiatives to enhance small business success, provide education and outreach, help establish collaborations, and publicize the New Mexico bioscience industry. NMBio is an affiliate of the national Biotechnology Industry Organization. Mr. Cousins is an adjunct professor of economics and finance in the MBA program at the George Herbert Walker School of Business and Technology at Webster University.  Mr. Cousins has undergraduate degrees from Boston University and the Lowell Institute School at MIT and a Masters of Business Administration from the Wharton School.  Mr. Cousins was selected to serve as a director due to his deep familiarity with our business and his substantial financial and technical experience.

Timothy Zannes, Corporate Secretary. Mr. Zannes has been our Corporate Secretary since July 2010 and Corporate Counsel since January 2008. Mr. Zannes has been an attorney practicing in the state of New Mexico since 1992. During his practice he has written appeals for attorneys in Ohio, worked as a guardian ad litem for abused and neglected children and criminal defense work.  Previously, Mr. Zannes worked as an investigator for the Albuquerque City Attorney's Office and as a private investigator in his own firm.

David Lambros, Director. Mr. Lambros has been a director since May 2008.  Mr. Lambros was the elected law director of Brook Park, Ohio, and presently serves the law director of the Village of Valley View and the Village of Kelleys Island, Ohio. As law director, he served as the chief legal counsel to cities negotiating with corporations and business, and is an expert in municipal law. Mr. Lambros is the owner and director of David A. Lambros Company, which is his personal law practice.  He presently is a director on the Systems Board at Southwest General Hospital (since 2005) and Kelleys Island Land Company LLC (since 2003).  Mr. Lambros was selected to serve as a director due to his extensive knowledge of administrative law.

Lewis White, Director. Mr. White has been a director since May 2008.  Since 2003, Mr. White has been the Managing Director of New Energies Nebraska, LLC, a subsidiary of Standard Alcohol Company. Since April 2007, he has been the principal owner of DCS Group, a childcare consulting and catering corporation in Omaha, Nebraska. Between 1993 and 1998, Mr. White was the CEO of Los Hojas Corporation, a manufacturer of bio-degradable mulch. He has also been a real estate investor, principal of a food services business catering to niche markets and an employee of the State of Nebraska.  Mr. White earned a certification in Real Estate Brokerage from the University of Nebraska at Omaha.  Mr. White was selected to serve as a director due to his deep familiarity with our business and his entrepreneurial background.

Family Relationships

Maria Zannes and Timothy Peter Zannes are siblings. Both are cousins to David Lambros. Aside from that, there are no family relationships that exist among the directors, officers, or other persons nominated to become such.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that (i) Mr. Cousins and Ms. Zannes have relationships which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market and (ii) Messrs. Lambros and White are independent directors as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Cousins, President	2010	$170,592	--	$134	--	--	--	--	$170,726
	2009	$97,392	--	$--	--	--	--	--	$97,392

Maria Zannes, CEO	2010	$--	--	$133	--	--	--	$--	$133

Timothy Peter Zannes, Corporate Secretary	2010	$129,292	--	$759	--	--	--	$--	$130,051

Option/SAR Grants in Fiscal Year Ended December 31, 2010

None.

Stock Option Plans

None.

Employment Agreements

John Cousins

In November 2008, we entered into a five-year employment agreement with Mr. Cousins, our President, which automatically renews for successive three year periods unless terminated pursuant to the agreement. Pursuant to this agreement, Mr. Cousins receives an annual salary of $135,000. Additionally, he is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies in effect from time to time. In the event that Mr. Cousin’s employment is terminated by us, Mr. Cousins is entitled to the continuation of payment of his then annual salary as follows:

1)	In the event of Mr. Cousins’ death, for a period of 30 days after his death;
2)	In the event that Mr. Cousins is totally disabled, for a period of 12 months following such termination for disability; and
3)
In the event that Mr. Cousins is terminated without cause (as defined in the agreement), until the later of the initial five year term of the employment agreement or 36 months.  In addition, Mr. Cousins would be entitled to receive one million shares of our common stock and we would provide Mr. Cousins and his spouse and dependents health insurance until the earlier of (i) the last day Mr. Cousins receives salary pursuant to this section, (ii) Mr. Cousins’ death, or (iii) the date on which Mr. Cousins is covered by a comparable insurance plan by a subsequent employer.

Maria Zannes

In December 2010, we entered into a five-year employment agreement with Ms. Zannes, our Chief Executive Officer, which automatically renews for successive three year periods unless terminated pursuant to the agreement. Pursuant to this agreement, Ms. Zannes receives an annual salary of $135,000. Additionally, she is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies in effect from time to time. In the event that Ms. Zannes’ employment is terminated by us, Ms. Zannes is entitled to the continuation of payment of his then annual salary as follows:

1)	In the event of Ms. Zannes death, for a period of 30 days after her death;
2)	In the event that Ms. Zannes is totally disabled, for a period of 12 months following such termination for disability; and
3)
In the event that Ms. Zannes is terminated without cause (as defined in the agreement), until the later of the initial five year term of the employment agreement or 36 months.  In addition, Ms. Zannes would be entitled to receive one million shares of our common stock and we would provide Ms. Zannes and her spouse and dependents health insurance until the earlier of (i) the last day Ms. Zannes receives salary pursuant to this section, (ii) Ms. Zannes’ death, or (iii) the date on which Ms. Zannes is covered by a comparable insurance plan by a subsequent employer.

Timothy Zannes

In January 2009, we entered into a five-year employment agreement with Mr. Zannes, our Corporate Secretary and Corporate Counsel, which automatically renews for successive three year periods unless terminated pursuant to the agreement. Pursuant to this agreement, Mr. Zannes receives an annual salary of $80,000. Additionally, he is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies in effect from time to time. In the event that Mr. Zannes’ employment is terminated by us, Mr. Zannes is entitled to the continuation of payment of his then annual salary as follows:

1)	In the event of Mr. Zannes’ death, for a period of 30 days after his death;
2)	In the event that Mr. Zannes is totally disabled, for a period of 12 months following such termination for disability; and
3)
In the event that Mr. Zannes is terminated without cause (as defined in the agreement), until the later of the initial five year term of the employment agreement or 36 months.  In addition, Mr. Zannes would be entitled to receive five hundred thousand shares of our common stock and we would provide Mr. Zannes and his spouse and dependents health insurance until the earlier of (i) the last day Mr. Zannes receives salary pursuant to this section, (ii) Mr. Zannes’ death, or (iii) the date on which Mr. Zannes is covered by a comparable insurance plan by a subsequent employer.

Director Compensation

Directors receive 25,000 shares of restricted common stock per year as compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On August 6, 2009, we issued 100,000 shares of our common stock to Timothy Zannes in exchange for the retirement of $5,000 of debt owed.

As of December 31, 2010, we had advances of approximately $229,000 payable to two of our stockholders. Such advances bore interest at 10% per annum and are due on demand. Interest expense related to such advances for the years ended December 31, 2010 and 2009, and for the period from inception through December 31, 2010, were approximately $13,000, $13,000 and $94,000, respectively. We are in the process of contesting the validity of the two note obligations to these stockholders who were formerly related to us.

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

March 2010 Financing

On March 17, 2010, we entered into a securities purchase agreement with five accredited investors pursuant to which we sold in a private placement transaction (i) 6,875,001 shares of our common stock, at a purchase price of $0.16 per share, (ii) Series I warrants to purchase approximately an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described herein, (iii) Series II warrants to purchase up to approximately an additional 3,750,001 shares of common stock, subject to adjustment as described herein, on an automatic cashless exercise basis with an exercise price of $0.01 per share, and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share. We received aggregate gross proceeds of $1,000,000 from the sale of the shares and the warrants.

As a result of the antidilution protection provided in the Series I Warrants, they are currently exercisable to purchase an aggregate of 153,887,725 shares of our common stock over a 5-year term at a current exercise price of $0.01 per share, subject to antidilution protection that could further reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrants.  The Series I Warrants expire on March 17, 2015.

The Series II Warrants provided the investors pricing protection for the private placement with a floor price of $0.10 per share.  As the market price of our common stock declined between the closing of the private placement and June 20, 2010, which date is considered the Effective Date, the Series II warrants were automatically exercised on a cashless exercise basis and 589,712 additional shares were issued to the investors who participated in the private placement in order to effectively reduce the per share purchase price paid in the private placement to 80% of the 45-day volume weighted average trading price per share of our common stock immediately following the Effective Date.  There are no Series II Warrants outstanding.

At the Effective Date, the Series III Warrants provided the investors a 60-day right to purchase an additional 6,250,001 shares of common stock from us at $0.16 per share.  The Series III Warrants expired on August 6, 2010.  A total of 1,472,584 Series III warrants were exercised for a total of $235,613.

In connection with the private placement, we granted the investors registration rights.  We were obligated to use our best efforts to cause the registration statement to be declared effective no later than 90 days after the required filing date, which will be extended to 120 days in the event of a full review of the registration statement by the SEC, and to insure that the registration statement remains in effect until all of the shares of common stock registrable pursuant to the registration rights agreement have been sold or may be sold under Rule 144 without regard to volume or manner-of-sale restrictions.  In the event of a default of our obligations under the Registration Rights Agreement, including our agreement to file the registration statement with the Securities and Exchange Commission no later than April 9, 2010, or if the registration statement was not declared effective by the registration effective deadline, we were required pay to the investors, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1.5% of the aggregate purchase price paid per investor, subject to a maximum amount of liquidate damages of 9.0%.

On April 9, 2010, we filed a registration statement on Form S-1, registering the following in connection with the private placement transaction:  (i) shares of common stock issued, (ii) shares of common stock issuable upon exercise of the Series II common stock purchase warrants, (iii) shares of common stock issuable upon exercise of the Series III common stock purchase warrants, and (ii) shares of common stock issuable upon exercise of the placement agent warrants.  The registration statement was declared effective by the Securities and Exchange Commission on May 6, 2010.  On June 4, 2010, we filed a registration statement on Form S-1, which was amended on June 22, 2010, registering the shares of common stock issuable upon exercise of the Series I common stock purchase warrants.  That registration statement was declared effective by the Securities and Exchange Commission on June 30, 2010.  Both registration statements are no longer effective, and the registration statement that this prospectus is part of has been filed to register such securities that are still outstanding as well as additional shares of common stock issuable upon exercise of the Series I Warrants as a result of the full ratchet provision of the Series I Warrants.

In connection with the private placement, we paid our placement agent, LifeTech Capital, Inc., a division of Aurora Capital LLC, a cash fee of $100,000 and issued it a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share.  As a result of the antidilution protection provided therein, LifeTech Capital currently has warrants to purchase 15,625,000 shares of common stock at an exercise price of $0.01 per share.  These shares are included in the Series I totals.

September 2010 Financing

On September 15, 2010, we entered into a securities purchase agreement with two accredited investors pursuant to which we sold in a private placement transaction (i) an aggregate of $560,000 in principal amount of convertible notes, with a conversion price  equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of its note and  (ii) 5-Year warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.

As a result of the antidilution protection provided in the warrants, they are currently exercisable to purchase an aggregate of 50,000,000 shares of our common stock over a 5-year term at a current exercise price of $0.01 per share, subject to antidilution protection that could further reduce the exercise price and increase the number of shares issuable upon exercise of the warrants.  The warrants expire on September 15, 2015.

As of July 13, 2011, the investors completed the conversion of the convertible notes into shares of common stock.

August 2011 Financing

In August 2011, we sold 2,500,000 shares of restricted common stock to Gemini Master Fund, Ltd. in exchange for $25,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 23, 2011.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS PRIOR TO OFFERING (3)	PERCENTAGE OF CLASS AFTER OFFERING (4)

John Cousins	Common Stock	2,860,000	2.19%	*

Maria Zannes	Common Stock	708,000	*	*

Timothy Zannes	Common Stock	600,200	*	*

David Lambros	Common Stock	802,000	*	*

Lewis White	Common Stock	3,971,000	3.05%	1.19%

All Officers and Directors As a Group (5 persons)	Common Stock	8,841,200	6.78%	2.65%

John Cousins	Series B Preferred	50 (5)	50%	50%

Maria Zannes	Series B Preferred	50 (5)	50%	50%

* Less than 1%.

(1) Unless otherwise noted, the mailing address of each beneficial owner is 609 Broadway NE #215, Albuquerque, New Mexico 87102.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 23, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 130,314,363 shares of common stock issued and outstanding as of September 23, 2011.

(4) Percentage based upon 334,202,088 shares of common stock issued and outstanding upon the completion of the offering and assumes that all shares registered hereunder are sold.

(5) Each share of Series B Preferred Stock shall entitle the holder thereof to cast such number of votes equal to 0.51% of the total number of votes entitled to be cast at a meeting of shareholders.  As a result, the 100 shares of Series B Preferred Stock are entitled to cast 51% of the number of votes entitled to be cast at a meeting of shareholders.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 700,000,000 shares of common stock, no par value per share. As of September 23, 2011, there are 130,314,363 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 4,000,000 shares of preferred stock, no par value per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of New Mexico.

Series A Convertible Preferred Stock

We designated 2,000,000 shares as the Series A convertible preferred stock. The Series A convertible preferred stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at our discretion. Prior to redemption, each share of the Series A convertible preferred stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A convertible preferred stock will be entitled to dividends equal to the amount of dividends for the number of shares of common stock into which it is entitled to be converted. There are no Series A convertible preferred shares issued or outstanding as of September 23, 2011.

Series B Preferred Stock

We designated 100 shares as the Series B preferred stock.  The Series B preferred stock has a liquidation preference of $0.01 and does not accrue any dividends.  Each share of Series B preferred stock may be redeemed by the Company at a price of $600.00 per shares.  Each share of Series B preferred stock shall entitle the holder thereof to cast such number of votes equal to 0.51% of the total number of votes entitled to be cast at a meeting of shareholders.  As a result, the 100 shares of Series B preferred stock are entitled to 51% of the number of votes entitled to be cast at a meeting of shareholders.  There are 100 shares of Series B preferred stock issued and outstanding as of September 23, 2011.  Each of Maria Zannes, our Chief Executive Officer and John Cousins, our President, were issued 50 shares of the Series B Preferred Stock in exchange for the retirement of $30,000 in accrued but unpaid compensation to each person.

Options

As of September 23, 2011, there are 108,768 options to purchase shares of our common stock issued and outstanding, consisting of 75,000 options exercisable at $2.99 per share, which expire on December 1, 2013 and 33,768 options exercisable at $0.90 per share, which expire on September 1, 2015.

Warrants

In connection with a private placement financing completed in March 2010, we issued Series I warrants to purchase 6,875,001 shares of our common stock.  The Series I Warrants give the investors in the transaction rights to purchase the same number of shares purchased in the transaction over a 5-year term at an exercise price of $0.25 per share, subject to anti-dilution protection that could reduce the exercise price, and subject to adjustments for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting our common stock. The Series I Warrants expire on March 17, 2015.  Aside from the anti-dilution adjustment associated with the exercise price premium, the Series I Warrants are not subject to any further adjustments with respect to the exercise price or number of shares covered.  In addition, we issued our placement agent a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share.  As a result of the anti-dilution protection provision, the exercise price of the warrants has been reduced to $0.01, and the number of shares of common stock issuable upon exercise was proportionally increased.  As of September 23, 2011, there are outstanding Series I warrants to purchase an aggregate of 153,887,725 shares of our common stock.

In connection with a private placement financing completed in September 2010, we issued warrants to purchase 2,000,000 shares of our common stock, which are still outstanding.  The warrants are exercisable for five years from the date of issuance at an exercise price of $0.25 per share, subject to anti-dilution protection that could reduce the exercise price, and subject to adjustments for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting our common stock. As a result of the anti-dilution protection provision, the exercise price of the warrants has been reduced to $0.01, and the number of shares of common stock issuable upon exercise was proportionally increased.  As of September 23, 2011, there are outstanding warrants to purchase an aggregate of  50,000,000 shares of our common stock.

Convertible Securities

None.

Transfer Agent

The transfer agent for our common stock is OTR, Inc. The transfer agent’s address is 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204, and its telephone number is (503) 225-0375.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law.  Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $45,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon exercise of the warrants.  For additional information regarding the issuances of common stock and the warrants, see “Private Placement of Common Stock and Warrants” above.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the common stock and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock and warrants, as of September 23, 2011, assuming exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on exercise of the warrants set forth therein.  Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Beneficially Owned After Offering (3)
Hudson Bay Master Fund, Ltd. (4)	6,844,212	74,046,650	0
Iroquois Master Fund Ltd. (5)	6,844,212	49,216,075	0
Gemini Master Fund, Ltd. (6)	6,844,212	42,500,000	0
Context Partners Fund, L.P. (7)	6,844,212	25,000,000	0
LifeTech Capital (8)	6,844,212	15,625,000	0

TOTALS	34,221,060	206,387,725	0

* Less than 1%.

(1)	Percentage calculated on the basis of 130,314,363 shares of common stock outstanding on September 23, 2011.

(2)
Percentage calculated on the basis of 334,202,088 shares of common stock outstanding upon the completion of this offering and assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)	Includes additional shares of common stock issuable upon exercise of the warrants as a result of anti-dilution protection in accordance with Rule 416.

(4)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(5)
Representatives of this securityholder have advised us that Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares. The total number of shares beneficially owned and the total number of shares registered represents shares of common stock acquirable upon exercise of warrants.

(6)
Representatives of this securityholder have advised us that Steven Winters shares voting and investment power over these securities. Steven Winters disclaims beneficial ownership over the securities held by Gemini Master Fund, Ltd. The total number of shares beneficially owned and the total number of shares registered includes shares of common stock acquirable upon exercise of warrants.

(7)
Representatives of this securityholder have advised us that Michael Rosen and William Fertig share voting and investment power over these securities. Messrs. Rosen and Fertig disclaims beneficial ownership over the securities held by Context Partners Fund, L.P. The total number of shares beneficially owned and the total number of shares registered represents shares of common stock acquirable upon exercise of warrants.

(8)	Representatives of this securityholder have advised us that Craig Pierson has voting and investment control over the shares held by LifeTech Capital.

LEGAL MATTERS

Sichenzia Ross Friedman Ference Anslow LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

GBH CPAs, PC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our consolidated financial statements at December 31, 2010 and 2009 and for the years then ended that appear in the prospectus. The consolidated financial statements referred to above are included in this prospectus in reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Biomoda, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

BIOMODA, INC.

INDEX TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009, and for the period from January 3, 1990 (inception) to December 31, 2010.

For the Three and Six Months Ended June 30, 2011 and 2010, and for the period from January 3, 1990 (inception) to June 30, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Biomoda, Inc.
(A Development Stage Company)
Albuquerque, New Mexico

We have audited the accompanying consolidated balance sheets of Biomoda, Inc. (a development stage company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2010 and 2009 and the period from January 3, 1990 (inception) to December 31, 2010. These financial statements are the responsibility of Biomoda, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements for the period from January 3, 1990 (inception) through December 31, 2005 were audited by other auditors whose reports expressed unqualified opinions on those statements. The consolidated financial statements for the period from January 3, 1990 (inception) through December 31, 2005 include total revenues and net loss of $23 and $3,101,245, respectively. Our opinion on the consolidated statements of operations, stockholders' deficit and cash flows for the period from January 3, 1990 (inception) through December 31, 2010, insofar as it relates to amounts for prior periods through December 31, 2005, is based solely on the reports of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 3, 1990 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues. Also discussed in Note 2 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 14, 2011

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash	$248,770	$20,041
Prepaid expenses	2,708	-
Deferred charges	23,740	9,573
Total current assets	275,218	29,614

Deferred charges	16,752	26,325
Fixed assets, net of accumulated depreciation of
$17,459 and $17,436	11,849	-
Patents and trademarks, net of accumulated amortization
of $330,163 and $315,495	161,815	113,645

Total Assets	$465,634	$169,584
LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$250,425	$506,068
Advances from stockholders	228,640	215,142
Short-term debt	112,520	114,978
Convertible debt	169,942	-
Deferred liability	-	25,415
Total current liabilities	761,527	861,603

LONG-TERM LIABILITIES
Long-term debt	73,109	120,477
Derivative liabilities - Warrant instruments	787,081	-
Derivative liabilities - Option Instruments	5,975	-
Derivative liabilities - Note conversion feature	741,589	-
Total Liabilities	2,369,281	982,080

STOCKHOLDERS' DEFICIT
Class A redeemable preferred stock; no par value; 2,000,000
shares authorized; cumulative and convertible;
liquidation and redemption values of $1.50 and $1.80
per share, respectively; no shares issued or outstanding	-	-

Undesignated preferred stock; 2,000,000 shares authorized; no
shares issued and outstanding	-	-

Common stock, no par value, 150,000,000 share authorized;
92,936,886 and 79,514,589 issued and 92,545,311 and
78,923,014 outstanding, respectively	7,189,527	7,626,166

Treasury stock, at cost 391,575 and 591,575 shares, respectively	(1,233)	(2,502)

Deficit accumulated during development stage	(9,091,941)	(8,436,160)

Total stockholders' deficit	(1,903,647)	(812,496)

Total liabilities and stockholders' deficit	$465,634	$169,584

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO DECEMBER 31, 2010

	Year Ended December 31,		January 3, 1990 (Inception) to
	2010	2009	December 31, 2010

Revenue	$-	$-	$23

Operating Expenses
Professional fees	260,933	231,448	1,492,883
General and administrative	1,281,440	618,141	6,252,308
Research and development, net of grants received	410,641	4,280	3,131,644
Depreciation and amortization	20,524	35,528	356,070

Total operating expenses	1,973,538	889,397	11,232,905

Loss from operations	(1,973,538)	(889,397)	(11,232,928)

Other income (expense)
Gain on extinguishment of debt	-	-	1,326,028
Gain of sale of assets	2,188	-	36,225
Unrealized gain on derivative liabilities- warrant instruments	1,993,792	-	1,993,792
Unrealized gain on derivative liabilities- options	18,592	-	18,592
Unrealized loss on derivative liability- note conversion feature	(90,221)	-	(90,221)
Other income	244,479	-	244,479
Interest income	548	-	4,417
Interest expense	(851,621)	(15,892)	(1,392,372)

Total other income (expense)	1,317,757	(15,892)	2,140,941

Loss before provision for income taxes	(655,781)	(905,289)	(9,091,987)

Provision for income taxes	-	-	-

Net loss	$(655,781)	$(905,289)	$(9,091,987)

Basic and diluted loss per common share	$(0.01)	$(0.01)

Basic and diluted weighted average number of common shares outstanding	88,366,234	76,690,417

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended		January 3, 1990
	December 31,		(inception) to
	2010	2009	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(655,781)	$(905,289)	$(9,091,987)
Adjustments to reconcile net earnings to net
cash used in operating activities
Stock based compensation	732,300	366,900	3,973,076
Depreciation and amortization	14,691	35,527	350,237
Unrealized gain on derivative liabilities - warrant instruments	(1,993,792)	-	(1,993,792)
Unrealized gain on derivative liabilities - options	(18,592)	-	(18,592)
Unrealized gain on derivative liabilities - debt conversion feature	90,221	-	90,221
Amortization of debt discount	169,942	-	169,942
Amortization of deferred financing costs	5,833	-	5,833
Write off of license fee	-	-	1,250
Gain/loss on sale of assets	(2,188)	-	(1,830)
Foreign currency translation adjustments	-	-	3,247
Gain on extinguishment of debt	-	-	(1,283,964)
Interest expense incurred on issuance of convertible debt	643,886	-	643,886
Changes in operating assets and liabilities
Accounts receivable	-	222,844	174,222
Other assets	6,863	7,179	21,662
Advances on research grants	(25,415)	25,415	-
Accounts payable and accrued liabilities	(205,643)	166,868	844,365

Net cash used in operating activities	(1,237,675)	(80,555)	(6,112,224)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	2,188	-	3,327
Purchase of equipment	(11,872)	-	(37,443)
Organizational costs	-	-	(560)
Purchases of patents, trademarks and licenses	(62,837)	(32,612)	(508,975)

Net cash used in investing activities	(72,521)	(32,612)	(543,651)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	1,095,253	105,000	4,098,136
Proceeds from stockholders' advances	13,499	13,499	189,231
Repayment of line of credit from affiliated entity	-	-	(341,107)
Proceeds/repayments of short-term debt	2,369	2,369	(104,954)
Proceeds/repayments of convertible short-term debt, net	480,000	-	480,000
Proceeds from line of credit from affiliated company	-	-	2,680,882
Proceeds/repayments of long-term debt, net	(52,196)	(19,897)	(83,972)
Acquisition of treasury stock	-	(4,617)	(13,617)

Net cash provided by financing activities	1,538,925	96,354	6,904,599

NET INCREASE IN CASH	228,729	(16,813)	248,724

Cash at beginning of year	20,041	36,854	-

Cash at end of year	$248,770	$20,041	$248,724

Supplemental cash flow information:
Interest expense paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

Non-cash investing and financing activities:
Accrued salaries converted to notes payable	$-	$-	$479,484
Derivative liability incurred through issuance of warrants	$3,370,622	$-	$3,370,622
Settlement of derivative liabilities	$1,057,699	$-	1,057,699
Interest converted to note payable	$-	$-	$159,462
Common stock issued to extinguish related party debt	$50,000	$-	$50,000
Common stock issued to extinguish related party debt	$-	$-	$1,418,768
Discount on note payable related to deferred financing costs	$60,000	$-	$60,000
Discount on note payable related to derivative conversion feature	$500,000	$-	$500,000

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2010

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Inception	-	$-	$-	$-	$-
Issuance of Common Stock, June 26, 1991	2,997,000	18,433			18,433
Cumulative Net Loss for the period from January 3, 1990 (date of inception) to December 31,1996				(60,010)	(60,010)
Balance, December 31, 1996	2,997,000	18,433		(60,010)	(41,577)
Issuance of Common Stock Warrants on December 31, 1997 (100,952 warrants at exercise price of $.20)	-	-			-
Net loss				(32,914)	(32,914)
Balance, December 31, 1997	2,997,000	$18,433		(92,924)	(74,491)
Issuance of Common Stock, January 20, 1998	59,940	$10,000			10,000
Exercise of Common Stock Warrants on March 17, 1998	100,952	$20,190			20,190
Issuance of Common Stock, April 15, 1998, net of stock issuance costs	631,578	$276,350			276,350
Issuance of Common Stock Options, April 15, 1998		$23,650			23,650
Exercise of Common Stock Options, November 2, 1998	62,237	$23,670			23,670
Net loss				(295,948)	(295,948)
Balance, December 31, 1998	3,851,707	$372,293		(388,872)	(16,579)
Issuance of Common Stock, January 30, 1999	180,000	$87,300			87,300
Issuance of Common Stock, for the month of March, 1999	310,000	$150,300			150,300
Issuance of Common Stock, May 29, 1999	51,546	$25,000			25,000
Issuance of Common Stock, June 2, 1999	95,092	$50,000			50,000
Issuance of Common Stock, September 30, 1999	51,546	$25,000			25,000
Issuance of Common Stock, December 29, 1999	92,005	$50,143			50,143
Net loss				(303,956)	(303,956)
Balance, December 31, 1999	4,631,896	$760,036		(692,828)	67,208
Exercise of Common Stock Options, February 24, 2000	166,535	$80,770			80,770
Issuance of Common Stock, May 12, 2000	253,609	$56,000			56,000
Exercise of Common Stock Options, June 8, 2000	62,497	$30,312			30,312
Issuance of Common Stock, for the month of September, 2000	96,745	$21,086			21,086
Exercise of Common Stock Options, November 3, 2000	66,000	$7,491			7,491
Issuance of Common Stock for Services, December 8, 2000	40,000	$19,400			19,400
Net loss				(257,139)	(257,139)
Balance, December 31, 2000	5,317,282	$975,095		(949,967)	25,128

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2010
(Continued)

			Accumulated	Total
			Deficit During	Stockholders'
Common Stock		Treasury	Development	Equity
Shares	Amount	Stock	Stage	(Deficit)

Issuance of Common Stock for Services, January 25, 2001	5,000	$2,425			2,425
Issuance of Common Stock, January 31, 2001	160,000	$24,000			24,000
Issuance of Common Stock for Services, April 6, 2001	15,000	$7,276			7,276
Issuance of Common Stock, for the month of April, 2001	120,000	$58,200			58,200
Issuance of Common Stock, June 28, 2001	20,000	$9,700			9,700
Issuance of Common Stock, for the month of August, 2001	110,000	$53,500			53,500
Issuance of Common Stock, November 7, 2001	10,000	$5,000			5,000
Net loss				(372,655)	(372,655)
Balance, December 31, 2001	5,757,282	1,135,196		(1,322,622)	(187,426)
Net loss				(83,689)	(83,689)
Balance, December 31, 2002	5,757,282	$1,135,196		(1,406,311)	(271,115)
Exercise of stock options, July 11, 2003	980,000	$147,000			147,000
Net loss				(311,233)	(311,233)
Balance, December 31, 2003	6,737,282	$1,282,196		(1,717,544)	(435,348)
Issuance of Common Stock for Services, February 9, 2004	35,000	$5,250			5,250
Exercise of Common stock Options, February 9, 2004	60,000	$30,000			30,000
Issuance of Common Stock for Services, August 5, 2004	85,000	$12,750			12,750
Exercise of Common stock Options, September 27, 2004	200,000	$30,000			30,000
Net loss, December 31, 2004				(758,945)	(758,945)
Balance, December 31, 2004	7,117,282	$1,360,196		(2,476,489)	(1,116,293)
Issuance of Common Stock for Services, May 27, 2005	30,000	$4,500			4,500
Issuance of Common Stock for Services, October 12, 2005	40,000	$6,000			6,000
Net loss, December 31, 2005				(624,756)	(624,756)
Balance, December 31, 2005	7,187,282	$1,370,696		(3,101,245)	(1,730,549)
Issuance of Common Stock for Services, October 23, 2006	690,000	$544,500			544,500
Issuance of Common Stock in exchange for Debt, October 23, 2006	1,176,471	$1,000,000			1,000,000
Issuance of Common Stock for Services, November 30, 2006	7,500	$28,125			28,125
Issuance of Common Stock for Services, December 15, 2006	10,000	$29,000			29,000
Issuance of Common Stock for Services, December 26, 2006	15,000	$44,850			44,850
Acquisition of Treasury Stock, June 30, 2006			(9,000)		(9,000)
Stock-Based Compensation		$35,042			35,042
Net loss, December 31, 2006				(1,807,312)	(1,807,312)
Balance, December 31, 2006	9,086,253	$3,052,213	(9,000)	(4,908,557)	(1,865,344)

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2010
(Continued)

			Accumulated	Total
			Deficit During	Stockholders'
Common Stock		Treasury	Development	Equity
Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for Services, January 2007	131,000.0	$259,500			259,500
Issuance of Common Stock, January 2007	30,000.0	$30,000			30,000
Issuance of Common Stock for Services, February 2007	150,000.0	$157,500			157,500
Issuance of Common Stock for Services, March 2007	445,000.0	$375,500			375,500
Issuance of Common Stock in exchange for Debt, March 2007	86,786.0	$73,768			73,768
Exercise of Options, March 2007	2,000.0	$1,000			1,000
Issuance of Common Stock for Services, April 2007	724,062.0	$455,559			455,559
Issuance of Common Stock in exchange for Debt, April 2007	500,000.0	$315,000			315,000
Issuance of Common Stock for Services, June 2007	920,000.0	$154,600			154,600
Issuance of Common Stock, June 2007	343,000.0	$41,667			41,667
Issuance of Common Stock for Services, July 2007	141,000.0	$15,700			15,700
Issuance of Common Stock, July 2007	1,466,635.0	$84,985			84,985
Issuance of Common Stock, August 2007	1,636,166.0	$53,943			53,943
Issuance of Common Stock for Services, September 2007	160,000.0	$12,800			12,800
Issuance of Common Stock, September 2007	2,416,248.0	$54,819			54,819
Issuance of Common Stock, October 2007	1,557,730.0	$36,457			36,457
Issuance of Common Stock in exchange for Debt, October 2007	165,000.0	$16,500			16,500
Issuance of Common Stock for Services, November 2007	770,000.0	$100,100			100,100
Issuance of Common Stock, November 2007	16,190,967.0	$445,674			445,674
Issuance of Common Stock for Services, December 2007	90,140.0	$21,634			21,634
Issuance of Common Stock, December 2007	11,303,996.0	$385,250			385,250
Stock-Based Compensation		$55,416			55,416
Net loss, December 31, 2007				(2,307,051)	(2,307,051)
Balance, December 31, 2007	48,315,983	$6,199,585	$(9,000)	$(7,215,608)	$(1,025,023)
Issuance of Common Stock, January 2008	3,887,100	$155,077			155,077
Issuance of Common Stock for Services, February 2008	11,128,967	$312,244			312,244
Issuance of Common Stock for Services, February 2008	1,500,000	$180,000			180,000
Issuance of Common Stock for Services, March 2008	1,725,860	$86,293			86,293
Issuance of Common Stock, March 2008	8,410,112	$209,897			209,897
Issuance of Common Stock, April 2008	1,328,142	$33,268			33,268
Issuance of Common Stock for Services, April 2008	25,000	$1,250			1,250
Issuance of Common Stock for Services, June 2008	237,237	$17,779			17,779
Issuance of Common Stock for Services, July 2008	244,000	$12,200			12,200
Issuance of Common Stock for Services, September 2008	125,000	$5,000			5,000
Issuance of Common Stock for Services, October 2008	47,188	$1,888			1,888
Issuance of Common Stock for Services, December 2008	30,000	$900			900
Net loss, December 31, 2008				(315,263)	(315,263)
Balance, December 31, 2008	77,004,589	$7,215,381	$(9,000)	$(7,530,871)	$(324,490)

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990, (INCEPTION) TO DECEMBER 31, 2010
(Continued)

			Accumulated	Total
			Deficit During	Stockholders'
Common Stock		Treasury	Development	Equity
Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for Services, January 2009	30,000	$1,200			1,200
Issuance of Common Stock for Services, June 2009	30,000	$1,200			1,200
Adjustment to Treasury Shares on June 30, 2009		$(9,000)	$9,000		-
Addition to Treasury Shares September 30, 2009			$(4,617)		(4,617)
Issuance of Common Stock for Services, July 2009	250,000	$12,500			12,500
Issuance of Common Stock for Cash, August 2009	100,000	$5,000			5,000
Issuance of Common Stock for Services, August 2009	100,000	$7,000			7,000
Issuance of Treasury Shares for Services August 2009		$220,000			220,000
Issuance of Common Stock for Cash, December 2009	2,000,000	$100,000			100,000
Issuance of Treasury Shares for Services October 2009		$72,885	$2,115		75,000
Net loss, December 31, 2009				$(905,289)	(905,289)
Balance, December 31, 2009	79,514,589	$7,626,166	$(2,502)	$(8,436,160)	$(812,496)
Issuance of Common Stock for cash January 2010	400,000	$20,000			20,000
Issuance of Common Stock for cash February 2010	800,000	$40,000			40,000
Issuance of Common Stock for services February 2010	480,000	$105,600			105,600
Issuance of Treasury Shares for services February 2010		$58,731	$1,269		60,000
Issuance of Common Stock and warrants for Cash March 2010	6,250,001	$820,000			820,000
Derivative liabilities on warrants and non-employee options		$(3,351,307)			(3,351,307)
Issuance of Common Stock for Series III warrants June 2010	335,000	$53,600			53,600
Issuance of Common Stock for services June 2010	625,000	$100,000			100,000
Issuance of Common Stock for services to Directors June 2010	200,000	$50,000			50,000
Derivative liabilities on warrants and non-employee options settled		$1,057,699			1,057,699
Issuance of Common Stock for Series III warrants July 2010	471,184	$66,956			66,956
Issuance of Common Stock for Series II Warrants July 2010	589,712	$-			-
Issuance of Common Stock for services July 2010	2,005,000	$384,700			384,700
Issuance of Common Stock for Series III Warrants August 2010	666,400	$94,696			94,696
Issuance of Common Stock for services to Directors August 2010	100,000	$17,000			17,000
Derivative liabilities on warrants and non-employee options		$(19,314)			(19,314)
Issuance of Common Stock for services October 2010	500,000	$65,000			65,000
Net Loss December 31, 2010				(655,781)	(655,781)
Balance, December 31, 2010	92,936,886	7,189,527	(1,233)	(9,091,941)	(1,903,647)

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

1. ORGANIZATION

FORMATION AND NATURE OF BUSINESS

Biomoda, Inc. ("Biomoda") is a development stage company incorporated in the state of New Mexico on January 3, 1990 (inception). On August 13, 2003, Biomoda formed a wholly-owned subsidiary known as Biomoda Holdings, Inc., a Nevada corporation, for the purpose of research, development, production and marketing of medical and biomedical products. Biomoda Holdings was subsequently dissolved on January 8, 2010. Biomoda is hereinafter referred to as the "Company."

Biomoda's primary focus is on early cancer detection technology. Biomoda's unique cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, based on a compound called Tetrakis Carboxyphenyl Porphine (“TCPP”), was developed at St. Mary's Hospital in Colorado and the Los Alamos National Laboratory (“LANL”) in New Mexico. Biomoda obtained a worldwide exclusive license to the TCPP technology from LANL in late 1995 and began new research broadening the scope of the original patent and technology. In November 2000, Biomoda filed a new U.S. provisional patent application defining the ability of Biomoda's version of TCPP to detect pre-cancerous and cancerous conditions in all human tissue. The Company has received three patents and currently has a fourth that has received a Notice of Allowance.

On July 19, 2010, Biomoda filed an additional patent application, “System and Method for Analyzing Samples Labeled with 5, 10, 15, 20 Tetrakis (4-Carboxyphenyl) Porphine (TCPP)” which provides a quantitative method for reading tissue samples for signs of malignant cells based on flow cytometry and dark-field microscopy.

Biomoda also received international patent rights in Japan, Mexico, Canada and Australia and has applied for patent rights in Europe. Biomoda began the commercialization process by trademarking the technology as CyPath®. Management expects to continue optimization research and clinical studies on the CyPath® diagnostic assay in order to submit its product registration to the U.S. Food and Drug Administration (“FDA”).

2. DEVELOPMENT STAGE AND GOING CONCERN

Biomoda has been in the development stage since it began operations on January 3, 1990, and has not generated any significant revenues from operations, and there is no assurance of any future revenues. As of December 31, 2010, Biomoda had an accumulated deficit of $9,091,941 and a working capital deficit of $486,308. Biomoda requires substantial additional funds to pursue its business plan and sustain its operations for the next twelve months.

Biomoda has raised approximately $4,100,000 in funding for continuing research and development, obtaining regulatory approval and for the commercialization of its products through the sale of Biomoda's common stock. There is no assurance that Biomoda will be able to obtain sufficient additional funds if needed, or that such funds, if available, will be obtainable on terms satisfactory to Biomoda. The consolidated financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

2. DEVELOPMENT STAGE AND GOING CONCERN (Continued)

The Company plans to raise capital during the twelve months ending December 31, 2011 through a public offering and through non-dilutive government grants and program awards.  The additional capital will be used to continue development of the CyPath® assay to optimize and ready the technology for commercialization in the United States and Europe, and expand application of the assay to other cancers.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding Biomoda's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Biomoda and its wholly owned subsidiary, Biomoda Holdings, Inc. Biomoda Holdings, Inc. was dissolved on January 8, 2010. All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

Biomoda prepares its consolidated financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates made by management include, among others, realization of long-lived assets, valuation of derivative liabilities and estimates for deferred income tax asset valuation allowances. Actual results could differ from those estimates.

RISKS AND CONTINGENCIES

Biomoda has a limited operating history. Biomoda has not yet generated significant revenue from its business operations. As a new operating entity in its current form, Biomoda faces risks and uncertainties relating to its ability to successfully implement its strategy. Among other things, these risks include the ability to develop and sustain revenue growth; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the changing biotechnology market and any changes in government regulations. Biomoda has no experience in obtaining regulatory clearance of these types of products. Therefore, Biomoda may be subject to the risks of delays in obtaining, or failing to obtain, regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, derivative liabilities, accounts payable, accrued expenses, and short-term debt.  The carrying values of the Company’s cash and cash equivalents, accounts payable, accrued expenses and short-term debt approximate their fair values due to their short-term nature.  The derivative liabilities are stated at their fair value.  The Company used a binomial lattice model to determine the fair values of these derivative liabilities.  See Note 10 for the Company’s assumptions used in determining the fair value of these financial instruments.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Biomoda has assumed that leases with terms of less than five years will be renewed and has used the estimated renewal time frame for amortization purposes. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results of operations.

LONG-LIVED ASSETS

Long-lived assets, including intangible assets such as patents and trademarks, are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. No impairments of long-lived assets were recognized in 2010 or 2009; however, there can be no assurance that market conditions will not change which could result in impairment of long-lived assets in the future.

PATENTS

Costs incurred in connection with securing a patent, including attorney’s fees, have been capitalized and are amortized over 20 years from the date of application using the straight line-method. See Note 4 for additional information about patents. Costs related to patents pending are amortized beginning upon issuance of the related patents.

RESEARCH AND DEVELOPMENT

Research and development costs, net of grants received, are expensed as incurred. Biomoda incurred approximately $411,000, $4,000 and $3,132,000 of research and development expenses for the years ended December 31, 2010 and 2009, and for the period from inception through December 31, 2010.  Grants received in the period in which the associated research and development activities occur are recorded as a reduction in research and development expense.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On July 20, 2010, Biomoda submitted an application for a grant under the Qualifying Therapeutic Discovery Project provided under new section 48D of the Internal Revenue Code (“IRC”), enacted as part of the Patient Protection and Affordable Care Act of 2010 (P.L. 111-148). The Company was notified on November 1, 2010, that it was awarded $244,479 in federal grant funding under section 48D related to research and development costs incurred during the fiscal year ended 2009.  The grant funding was received on November 24, 2010 and, accordingly, has been shown as other income in the accompanying income statement.

INCOME TAXES

Biomoda accounts for income taxes under the provisions of ASC 740 – Income Taxes (formerly SFAS No. 109, "Accounting for Income Taxes"). ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse. A valuation allowance is established for any portion of the deferred tax asset that will likely not be realized.

STOCK-BASED COMPENSATION

All share-based payments to employees or consultants, including grants of employee stock options, are recognized in the financial statements based on their fair values on the grant date.

BASIC AND DILUTED LOSS PER COMMON SHARE

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock.  Biomoda reported a net loss for the years ended December 31, 2010 and 2009. As a result, shares of common stock issuable upon exercise of convertible debt, stock options and warrants, have been excluded from the calculation of diluted loss per common share for the respective years because the inclusion of such securities would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance was effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements did not or are not believed by management to have a material impact on Biomoda's present or future consolidated financial statements.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

4. PATENTS

The Company amortizes patent expense over the useful life of the patent, which is twenty years from the date of application, using a straight-line method.  This represents a change from the estimated useful life applied in previous years, which was seventeen years from the date of issuance.

Biomoda, Inc. owns U.S. Patent 6,838,248, titled “Compositions and Methods for Detecting Pre-Cancerous Conditions in Cell and Tissue Samples Using 5, 10, 15, 20-Tetrakis (Carboxyphenyl) Porphine” which was issued on January 4, 2005;

U.S. Patent 7,384,764, titled “Method for Prognosing Response to Cancer Therapy with 5,10,15,20 - Tetrakis (Carboxyphenyl) Porphine” which was issued June 10, 2008;

U.S. Patent 7,670,799 titled “Method for Making 5, 10, 15, 20-Tetrakis (Carboxyphenyl) Porphine (TCPP) Solution and Composition Comprising TCPP” which was issued on March 2, 2010;

Allowed U.S Patent Application 12/715,627 titled “Method for Prognosing Response to Cancer Therapy with 5, 10, 15, 20-Tetrakis (Carboxyphenyl) Porphine” filed March 2, 2010; and

Foreign equivalents of these inventions were granted in Canada, Japan, Mexico, and Australia and is pending in Europe.

Biomoda owns pending U.S. Patent Application 12/839,283 titled “System and Method for Analyzing Samples Labeled with 5, 10, 15, 20 Tetrakis (4-Carboxyphenyl) Porphine (TCPP)” which provides a quantitative method for reading tissue samples for signs of malignant cells based on flow cytometry and dark-field microscopy which was filed on July 19, 2010;  and

Patent Cooperation Treaty (“PCT”) Application PCT/US10/42482 titled “System and Method for Analyzing Samples Labeled with 5, 10, 15, 20 Tetrakis (4-Carboxyphenyl) Porphine (TCPP)” filed July 19, 2010.

Biomoda owns U.S. registrations for the marks CyPath® and CyDx® and a U.S. registration is pending for the mark “Biomoda”. The Company has also received registrations for the marks Biomoda® , CyPath® and CyDx® in the European Union.

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Trade accounts payable	$166,276	$264,780
Accrued expense – salary and other	83,949	235,497
Accrued taxes payable	200	5,791
Total	$250,425	$506,068

6. RELATED PARTY TRANSACTIONS

As of December 31, 2010 and 2009, Biomoda had advances and accrued interest of $228,640 and $215,142, respectively, payable to two of its stockholders. Such advances bore interest at 10% per annum and are due on demand. Interest expense related to such advances for the years ended December 31, 2010 and 2009, and for the period from inception through December 31, 2010, was approximately $13,000, $13,000 and $94,000, respectively.

The Company is in the process of contesting the validity of the two note obligations to these stockholders who were formerly related to the Company.   Pending the resolution of this process, the Company has left the obligation on the books and continues to accrue interest in order to show the worst case scenario in possible payment by the Company.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

7. SHORT- AND LONG-TERM DEBT

Biomoda entered into two 60-month leases with Beckman Coulter for two flow cytometers related to the New Mexico Department of Veterans Services study. The total monthly payment for both leases is $3,627. As of December 31, 2010 and 2009 the total lease obligation was $133,516 and $185,711, respectively, of which $60,407 and $65,234 were classified as short-term-debt.

The Company also has a promissory note payable to a former employee of Biomoda. The note was originally due on December 31, 2008, subject to the availability of funds, and accrues interest at 5% after that date. The current balance is $52,113, all of which has been classified as short-term debt in the accompanying balance sheet.

8. CONVERTIBLE DEBT

On September 15, 2010, Biomoda entered into a Securities Purchase Agreement with two institutional investors (collectively, the “Purchasers”), pursuant to which the Company sold in a private placement transaction (the “Financing”) for $500,000 in cash (i) $560,000 in principal amount of convertible notes (“Notes”), that mature on August 31, 2011, with a conversion price equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the date on which a Purchaser elects to convert all or part of its Note and (ii) 5-Year Warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share. The Notes also include provisions that protect the holders from declines in the Company’s stock price. The interest rate is 10% per annum and accrues until either the maturity date or conversion of the Notes into shares of Biomoda common stock.

Biomoda paid an origination fee of $15,000 to the Purchasers and an additional $5,000 to the Purchasers for their legal fees, which has been treated as a deferred financing cost and will be amortized over the term of the Notes. The proceeds amounts from the Notes cannot be used to pay off any debt or advances from shareholders.

The 2,000,000 warrants include provisions that protect the holders from declines in the Company’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40. As a result, these warrants were not indexed to the Company’s own stock. See Note 10 for further discussion of the treatment of these warrants.

Due to the Notes’ conversion feature, the actual number of shares of common stock that would be required if a conversion of the Notes was made through the issuance of common stock cannot be predicted, and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized common share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the Note and “marked to market” each reporting period through the income statement.

On the date of the transaction, the 2,000,000 warrants issued in connection with the Notes had an estimated fair value of $493,000. The conversion feature had an estimated value of $651,000. See Note 10 for further discussion.

The fair value of the warrants and the conversion option in excess of the principal amount of the Notes of $643,886 was expensed immediately as additional interest expense.

The following table details the accounting for the Notes at inception

Principal amount	$560,000
Less: original issue discount	(60,000)
Less: discount for conversion feature and fair value of warrants	(500,000)
Carrying amount at inception	$-

The discount on the Notes will be accreted over their term.  During the year ended December 31, 2010, the Company recognized $169,942 of interest expense related to the accretion of the discounts.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

9.  EQUITY TRANSACTIONS

PREFERRED STOCK

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock. Biomoda designated 2,000,000 shares as the Series A convertible preferred stock ("Series A"). Series A has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the Series A can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A will be entitled to dividends equal to the amount of dividends for the number of shares of common stock into which it is entitled to be converted. As of December 31, 2010, Biomoda has not issued any preferred shares.

COMMON STOCK

During May 20, 2010, a majority of shareholders approved an increase in authorized shares of the Company to 150,000,000.

2010 Issuances

During the three months ended March 31, 2010, Biomoda issued 480,000 restricted common shares to employees as additional compensation.  These shares were valued at $105,600 based upon the Company’s stock price on the date of grant.

During the three months ended March 31, 2010, Biomoda issued 1,200,000 restricted common shares pursuant to an agreement with members of our Board of Directors for total cash consideration of $60,000.

On March 17, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”) by and between the Company and each purchaser (collectively, the “Purchasers”), pursuant to which we agreed to sell in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share (the “Shares”), (ii) Series I warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as further described below (the “Series I Warrants”), (iii) Series II warrants to purchase up to an additional 3,750,001 shares of common stock, subject to adjustment as further described below, on an automatic cashless exercise basis with an exercise price of $0.01 per share (the “Series II Warrants”), and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share (the “Series III Warrants” and together with the Series I Warrants and the Series II Warrants, the “Warrants”).

We received aggregate gross proceeds of $1,000,000 (net proceeds of $820,000 after the fees discussed below) from the sale of the Shares and the Warrants. The Shares and the shares of common stock issuable upon exercise of the Warrants are registered pursuant to a registration statement filed with the Securities and Exchange Commission on April 9, 2010.

In connection with the private placement, we paid our placement agent, LifeTech Capital, a cash fee of $100,000 and issued it a five-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share. LifeTech also received 625,000 Series I Warrants, 375,000 Series II Warrants and 625,000 Series III Warrants. In addition, LifeTech will receive 10% of the exercise price of all Series III Warrants which are exercised. We also paid legal fees of approximately $80,000 related to the private placement.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

9.  EQUITY TRANSACTIONS (Continued)

COMMON STOCK (Continued)

During the three months ended June 30, 2010, Biomoda issued 335,000 common shares pursuant to the  exercise of Series III warrants for net cash consideration of $53,600.

During the three months ended June 30, 2010, Biomoda issued 625,000 restricted common shares to a consultant for services pursuant to a contract. These shares were valued at $100,000 or $0.16 per share based upon the Company’s stock price on the date of grant.

During the three months ended June 30, 2010, Biomoda issued 200,000 restricted common shares to Directors. These shares were valued at $50,000 based upon the Company’s stock price on the date of grant.

During the three months ended September 30, 2010, Biomoda issued 1,630,000 common shares to a consultant for services pursuant to a contract. These shares were valued at $309,700 based upon the Company’s stock price on the date of grant.

During the three months ended September 30, 2010, Biomoda issued 100,000 restricted common shares to directors. These shares were valued at $17,000 based upon the Company’s stock price on the date of grant.

During the three months ended September 30, 2010, Biomoda issued 1,137,584 common shares pursuant to the exercise of Series III Warrants for net cash consideration of $161,652 (net of placement fees of $20,361) or $0.16 per share.

During the three months ended September 30, 2010, Biomoda issued 589,712 common shares pursuant to the cashless exercise of Series II Warrants.

During the three months ended September 30, 2010, Biomoda issued 375,000 restricted common shares to employees as additional compensation.  These shares were valued at $75,000 based upon the Company’s stock price on the date of grant.

During the three months ended December 31, 2010, Biomoda issued 500,000 common shares to a consultant for services pursuant to a contract.  These shares were valued at $65,000 based upon the Company’s stock price on the date of the agreement.

2009 Issuances

During the three months ended March 31, 2009, Biomoda issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended June 30, 2009, Biomoda issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended September 30, 2009, Biomoda issued 250,000 common shares to a consultant for services valued at $12,500 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, Biomoda issued 100,000 of our restricted shares valued at $7,000 based upon the market price of our common stock on the date of grant to an employee in lieu of cash wages.

During the three months ended September 30, 2009, Biomoda issued 100,000 shares valued at $0.05 per share for total cash consideration of $5,000.

During the three months ended December 31, 2009, Biomoda issued 2,000,000 common shares pursuant to an agreement with a member of our Board of Directors for total cash consideration of $100,000.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

9.  EQUITY TRANSACTIONS (Continued)

COMMON STOCK (Continued)

Treasury Stock Activity

The Company accounts for treasury stock as a reduction in capital stock based upon the cost of the shares acquired. Our treasury stock consists of shares returned from a settlement on a lawsuit, shares returned to the Company and shares purchased by the Company in the market.  During 2009, Biomoda acquired 2,091,575 shares at a cost of $4,617, of which 1,998,575 shares were acquired at zero cost as part of the litigation settlement further discussed below in Note 13 and the remaining 93,000 shares were acquired by the Company in open market transactions.

2010 Activity

During the three months ended March 31, 2010, Biomoda issued 300,000 common shares from our treasury stock for services valued at $60,000 based upon the price of our common stock on the date of agreement.

During the three months ended March 31, 2010, Biomoda acquired 100,000 shares of common stock at zero cost as part of a settlement agreement with a vendor.

2009 Activity

During the three months ended September 30, 2009, Biomoda issued 1,000,000 common shares from our treasury stock for services valued at $220,000 based upon the price of our common stock on the date of agreement.

During the three months ended December 31, 2009, Biomoda issued 500,000 common shares from our treasury stock for services valued at $75,000 based upon the price of our common stock on the date of agreement.
As of December 31, 2010, Biomoda had 391,575 treasury shares remaining, acquired at a cost of $1,233.

Other

During the three months ended March 31, 2010, as a consequence of the private placement discussed above, Biomoda recorded a charge of $1,570,724 to stockholders' equity resulting from insufficient authorized but unissued shares of common stock to meet all its common share obligations in the event all outstanding common stock equivalents were converted into shares of the Company, which triggered liability accounting for non-employee warrants and options.

On May 29, 2010, the Company received stockholder approval for an increase in its authorized shares to 150,000,000. With the increase in the Company’s authorized shares to 150,000,000, the circumstances that triggered liability accounting for non-employee warrants and options were resolved. Accordingly, on May 29, 2010, the Company credited the remaining derivative liability associated with these warrants and options of $1,057,699 to stockholders’ equity

On September 15, 2010 due to the conversion feature contained in the Convertible Notes, the actual number of shares of common stock that would be required if a conversion of the Notes as further described in Note 7 was made through the issuance of Common Stock cannot be predicted and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized share amount, which triggered liability accounting for non-employee warrants and options.  Accordingly, on September 15, 2010, the Company charged the amount of $19,314 to stockholders' equity.

See Note 10 for further discussion.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

9.  EQUITY TRANSACTIONS (Continued)

COMMON STOCK (Continued)

STOCK OPTIONS AND WARRANTS

No options were granted in 2010 or 2009.  All options outstanding are fully vested, and there was no unrecognized stock-based compensation expense as of December 31, 2010 and 2009, respectively.

A summary of changes in outstanding options is as follows:

	Number of Shares	Weighted-Average Exercise Price
Options outstanding and exercisable at December 31, 2008	1,586,768	$0.44
Exercised	-	-
Cancelled/forfeited	(448,000)	$0.66
Options outstanding and exercisable at December 31, 2009	1,138,768	$0.36
Exercised	-	-
Cancelled/forfeited	(1,030,000)	$0.15
Options outstanding and exercisable at December 31, 2010	108,768	$2.34

The number of outstanding and exercisable options as of December 31, 2010, is provided below:

Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life (Years)
33,768	$0.28	1.45
75,000	$2.06	2.01
108,768	$2.34	3.46

Outstanding and exercisable options had no intrinsic value as of December 31, 2010.

Warrants

A summary of the changes in warrants outstanding during the years ended December 31, 2010 and 2009, respectively, is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2009	-	$-
Issued	19,875,002	0.17
Exercised	2,062,296	0.16
Cancelled/expired	8,937,705	0.10
Outstanding at December 30, 2010	8,875,001	$0.25

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

9.  EQUITY TRANSACTIONS (Continued)

COMMON STOCK (Continued)

As of December, 2010, outstanding warrants had no intrinsic value and a weighted average remaining contractual term of 4.32 years.

In March 2010, pursuant to the common stock private placement described above, Biomoda issued Series I, II, and III Warrants. The Series I Warrants are exercisable to purchase an aggregate of 6,875,001 shares of the Company’s common stock over a five-year term at an exercise price equal to 125% of the closing price on March 12, 2010, or $0.25 per share, subject to full-ratchet anti-dilution protection that could, in certain circumstances, reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrants.

The Series I Warrants expire on the fifth anniversary of the closing of the Purchase Agreement. If at any time after the Initial Exercise Date, as such term is defined in the warrant agreement, there is no effective Registration Statement registering the resale of the Warrant Shares by the Holders, then the Series I Warrants may also be exercised, in whole or in part, by means of a “cashless exercise.” A Registration Statement to register the Warrant Shares was filed and declared effective on May 6, 2010.

The Series II Warrants allowed the holders to purchase up to an additional 4,125,001 shares of common stock by means of a “cashless exercise.” The Series II Warrants were intended to provide the investors pricing protection for the Purchase Agreement with a floor price of $0.10 per share. In the event the market price of the Company’s shares declined between the closing of the Purchase Agreement and Effective Date, the Series II warrants were to be automatically exercised on a cashless exercise basis and a number of additional shares would be issued to the investors who participated in the Financing in order to effectively reduce the per share purchase price paid in the Purchase Agreement to the greater of (i) 80% of the 45-day volume weighted average trading price per share of the Company’s common stock immediately following the Effective Date and (ii) $0.10 per share. As such, the greatest number of shares that could be issued pursuant to the Series II Warrants would be 4,125,001 shares. During the three months ended September 30, 2010, Biomoda issued common shares pursuant to the cashless exercise of 589,712 Series II Warrants. There are no Series II Warrants outstanding as of December 31, 2010.

At the Effective Date or May 6, 2010, the Series III Warrants provided the investors a 90-day right, subject to extension by a number of days equivalent to the number of days the Registration Statement is not effective during the Series III Warrant term, if applicable, to purchase an additional 6,875,001 shares of common stock from the Company at $0.16 per share. The Series III Warrants were not subject to any adjustments with respect to the exercise price or number of shares covered, except in limited circumstances. The Registration Statement was filed and became effective on May 6, 2010.

During the year ended December 31, 2010, Biomoda issued 1,472,584 common shares pursuant to the exercise of Series III Warrants for total cash consideration of $235,613 (net proceeds of $215,242) or $0.16 per share. The remaining Series III warrants expired August 6, 2010.

In connection with the private placement, Biomoda paid our placement agent 625,000 warrants. These warrants provide the agent a five-year right to acquire shares of the Company’s stock at $0.25 per share. These warrants are not subject to any adjustments with respect to the exercise price or number of shares covered, except in limited circumstances.

On September 15, 2010, as part of the sale of a convertible debenture, Biomoda issued 5-Year Warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share, subject to full-ratchet anti-dilution protection that could, in certain circumstances, reduce the exercise price and increase the number of shares issuable upon exercise of the 5-Year Warrants. None of these 5-Year Warrants have been exercised.  See Note 10 for additional information.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

10.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT

Series I Warrants

The Company determined that Series I Warrants to purchase a total of 6,875,004 shares of common stock issued pursuant to the March 2010 private placement contained provisions that protect holders from declines in Biomoda’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40. As a result, these warrants were not indexed to the Company’s own stock. The fair value of these warrants was recognized as derivative warrant instruments and will be measured at fair value at each reporting period. Accordingly, at the inception of the Series I Warrants, during the period ended March 31, 2010, the Company charged the amount of $1,780,583 to stockholders' equity.

The Company measured the fair value of these instruments as of December 31, 2010, and recorded an unrealized gain of $1,183,055 for the year ended December 31, 2010. The Company determined the fair values of these securities using a binomial lattice valuation model.

The fair value of the derivative warrant instruments is estimated using the binomial lattice valuation model with the following assumptions as of December 31, 2010:

Common stock issuable upon exercise of warrants	6,875,000
Estimated market value of common stock on measurement date	$0.08
Exercise price	$0.25
Risk-free interest rate (1)	1.77%
Warrant lives in years	4.21
Expected volatility (2)	190.97%
Expected dividend yield (3)	None
Probability of reset to conversion price (4)	12.5%

(1)	The risk-free interest rate was determined by reference to the yield of U.S. Treasury securities with a term of five years.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.
(4)	This represents management’s estimate of the probability that the Company will issue stock at a price lower than the warrants’ exercise price.

At December 31, 2010, the derivative liability associated with the Series I Warrants was $597,528.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

10.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT (Continued)

5-Year Warrants

The Company determined that the 5-Year Warrants issued in connection with the sale of convertible notes discussed in Note 7 to purchase 2,000,000 shares of common stock with an exercise price of $0.25 per share contain provisions that protect the holders from declines in the Company’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40. As a result, these warrants were not indexed to the Company’s own stock. The fair value of the 5-Year Warrants was recognized as a derivative warrant instrument and will be measured at fair value at each reporting period. Accordingly, on September 15, 2010, at the inception of the 5-Year Warrants, the Company established a derivative liability of $492,518.

The Company measured the fair value of these instruments as of December 31, 2010, and recorded an unrealized gain for the year ended December 31, 2010 of $302,965. The Company determined the fair values of these securities using a binomial lattice valuation model.

The fair value of the derivative 5 Year Warrant instruments is estimated using the binomial lattice valuation model with the following assumptions as of December 31, 2010:

Assumptions at December 31, 2010
Common stock issuable upon exercise of warrants	2,000,000
Estimated market value of common stock on measurement date	$0.08
Exercise price	$0.25
Risk-free interest rate (1)	2.20%
Warrant lives in years	4.71
Expected volatility (2)	190.97%
Expected dividend yield (3)	None
Probability of reset to conversion price (4)	12.5%

(1)	The risk-free interest rate was determined by management based on the yield of U.S. Treasury securities with a five-year constant term maturity on December 31, 2010.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.
(4)	This represents management’s estimate of the probability that the Company will issue stock at a price lower than the warrants’ exercise price.

At December 31, 2010, the derivative liability associated with the 5-year Warrants was $189,553.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

10.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT (Continued)

Insufficient Authorized but Unissued Shares of Common Stock

Series I, II and III Warrants

The issuance of the Series I, II and III Warrants on March 17, 2010, pursuant to the private placement described in Note 8 above, resulted in a total potential obligation to issue up to 18,165,002 shares of common stock upon the exercise of outstanding warrants and options held by non-employees. The Company had 87,053,015 shares of common stock outstanding at March 31, 2010, and, prior to the May 29, 2010, stockholder approval for an increase in the Company’s authorized shares, had only 100,000,000 shares of common stock authorized. If the warrants and options were fully exercised, the Company would have exceeded its authorized shares by 6,053,361 shares.

As we did not have sufficient shares authorized to settle all of our outstanding contracts, this triggered a change in the manner in which the Company accounted for the warrants and stock options held by non-employees. The Company began to account for these warrants and stock options utilizing the liability method. Pursuant to ASC 815-40-05, "If a contract is reclassified from permanent or temporary equity to an asset or a liability, the change in fair value of the contract during the period the contract was classified as equity should be accounted for as an adjustment to stockholders' equity." Accordingly, during the period ended March 31, 2010, the Company charged the amount of $1,570,724 to stockholders' equity.

On May 29, 2010, the Company received stockholder approval for an increase in its authorized shares to 150,000,000. Pursuant to the accounting guidance, the warrants and stock options which were a derivative liability were revalued as of May 29, 2010, and the Company recorded a gain for the three months ended June 30, 2010, of $1,240,194 for the change in the fair value of the liability associated with all warrants outstanding (other than the Series I Warrants described above) and $12,336 for stock options held by non-employees.

With the increase in the Company’s authorized shares to 150,000,000, the circumstances that triggered liability accounting for non-employee warrants and options were resolved. Accordingly, on May 29, 2010, the Company credited the remaining derivative liability associated with these warrants and options of $1,057,699 to stockholders’ equity.

Convertible Notes

On September 15, 2010, due to the conversion feature contained in the Convertible Notes issued in September 2010, the actual number of shares of common stock that would be required if a conversion of the Notes as further described in Note 7 was made through the issuance of Common Stock cannot be predicted, and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized share amount.  As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the Notes and “marked to market” each reporting period through the income statement.

The fair value of the Convertible Note was recognized as a derivative liability instrument and will be measured at fair value at each reporting period. Accordingly, on September 15, 2010, the Company established a derivative liability for the Convertible Note of $651,368.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

10.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT (Continued)

The Company measured the fair value of these instruments as of December 31, 2010, and recorded an unrealized loss for the year ended December 31, 2010 of $90,221. The Company determined the fair values of these liabilities using a binomial lattice valuation model.

The fair value of the derivative warrant instruments is estimated using the binomial lattice valuation model with the following assumptions as of December 31, 2010:

Assumptions at December 31, 2010
Common stock issuable upon exercise of convertible note	2,240,000
Estimated market value of common stock on measurement date	$0.08
Exercise price	$0.25
Risk-free interest rate (1)	2.00%
Year until maturity	0.68
Expected volatility (2)	190.97%
Expected dividend yield (3)	None

(1)
The risk-free interest rate was determined by management based on the yield of U.S. Treasury Constant Maturity Six-Month Yield as of December 31, 2010, over the remaining term of the Convertible Debt Option.

(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.
(4)	This represents management’s estimate of the probability that the Company will issue stock at a price lower than the warrants’ exercise price.

At December 31, 2010, the derivative liability associated with the Notes conversion feature was $741,589.

As Biomoda may not have had sufficient shares authorized to settle all of the Company’s outstanding contracts as of September 15, 2010, this triggered a change in the manner in which the Company accounted for the warrants and stock options held by non-employees. The Company began to account for these warrants and stock options utilizing the liability method. Accordingly, on September 15, 2010, the Company charged the amount of $19,314 to stockholders' equity.

The Company measured the fair value of these instruments as of December 31, 2010, and recorded an unrealized gain for the years ended December 31, 2010 of $10,341.

In accordance with FASB ASC Topic No. 815 warrants, stock options and conversion features which are accounted for as a derivative liability will be revalued each reporting period until the circumstances which triggered liability accounting are resolved. The recorded value of these instruments can fluctuate significantly based on fluctuations in the market value of the issuer’s common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the instruments.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

10.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS, AND DEBT (Continued)

Activity for derivative instruments during the year ended December 31, 2010, was as follows:
	Balance at December 31, 2009	Initial Valuation of Derivative Liabilities during the Period	Increase (Decrease) in Fair Value of Derivative Liability	Decrease Credited to Stockholders’ Equity Upon Increase in Authorized Shares	Balance at December 31, 2010
Derivative warrant instruments – Series I	$-	$1,780,583	$(1,183,055)	$-	$597,528
Derivative warrant instruments –5-year Warrants issued with Notes	-	492,518	(302,965)	-	189,553
Derivative instrument – convertible debt	-	651,368	90,221	-	741,589
Derivative warrant instruments – all others	-	1,549,690	(507,772)	(1,041,918)	-
Derivative option instruments	-	40,349	(18,593)	(15,781)	5,975
Total	$-	$4,514,508	$(1,922,164)	$(1,057,699)	$1,534,645

The Company did not have any derivative instruments during the year ended December 31, 2009.

11.   FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820-10 (formerly SFAS 157), fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820-10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e., supported by little or no market activity). The Company’s valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

11.   FAIR VALUE MEASUREMENTS (Continued)

As required by FASB ASC Topic No. 820-10 (formerly SFAS 157), financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using the binomial lattice valuation model (see above for the assumptions) for the Company’s Series I Warrants, the 5-year Warrants and the conversion feature contained in the Notes, and the Black-Scholes valuation model for all other warrants and non-employee options.

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2010:

	Fair Value Measurements at December 31, 2010
Description	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value as of December 31, 2010
Derivative warrant instruments	$-	$-	$787,081	$787,081
Derivative option instruments			$5,975	5,975
Derivative conversion Note feature			$741,589	$741,589
Total	$-	$-	$1,534,645	$1,5,34,645

The Company did not have any financial assets or liabilities required to be accounted for under the fair value hierarchy as of December 31, 2009.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

11.   FAIR VALUE MEASUREMENTS (Continued)

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3) Years Ended December 31,
	2010	2009
Beginning balance	$-	$-
Total gains (losses)	1922,163	-
Settlements	1,057,699	-
Additions	(4,514,508)	-
Transfers	-	-
Ending balance	$(1,534,645)	$-

Change in unrealized gains (losses) included in earnings relating to derivatives still held as of December 31, 2010 and 2009	$1,922,163	$-

12.  INCOME TAXES

For the years ended December 31, 2010 and 2009, and the period from inception through December 31, 2010, Biomoda had no significant current or deferred net income tax expense. Biomoda has recorded a 100% valuation allowance on all deferred tax assets.

The net deferred income tax asset consists of the following at December 31, 2010 and 2009:

	2010	2009
Net operating losses	$3,442,000	$2,786,000
Deferred income tax liabilities	-	-
Subtotal	3,442,000	2,786,000
Valuation allowance	(3,442,000)	(2,786,000)
Net	$-	$-

Based upon the net operating losses incurred since inception, management has determined that the deferred tax asset as of December 31, 2010, will likely not be recognized. Consequently, Biomoda has established a valuation allowance against the entire deferred tax asset.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

12. INCOME TAXES (Continued)

As of December 31, 2010, Biomoda had various federal and state net operating loss carry forward of approximately $9,365,000 that have initial carry-forward periods between five and 20 years.

The utilization of some or all of Biomoda's net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

A reconciliation of income taxes computed at the U.S. Federal statutory income tax rate to the provision (benefit) for income taxes for the years ended December 31, 2010 and 2009, is as follows:

	2010	2009
U.S. Federal statutory tax at 35%	$(887,000)	$(316,900)
State taxes, net of federal benefit	-	-
Permanent differences – primarily stock-based compensation	657,000	100,480
Valuation allowance	230,000	216,420
Provision (benefit) for income taxes	$-	$-

13. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended December 31, 2010 and 2009:

	2010	2009
Numerator for basic and diluted loss per common share:
Net loss charged to common stockholders	$(655,781)	$(905,289)

Denominator for basic and diluted loss per common share:
Weighted average number of shares	88,366,234	76,690,417

Basic and diluted loss per common share	$(0.01)	$(0.01)

Biomoda reported a net loss for the years ended December 31, 2010 and 2009. As a result, shares of common stock issuable upon exercise of convertible debt, stock options and warrants, 17,625,001 and 1,138,768, respectively, have been excluded from the calculation of diluted loss per common share for the respective years because the inclusion of such securities would be anti-dilutive.

BIOMODA, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

14. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

On December 15, 2008, Biomoda entered into a month-to-month agreement with WESST Enterprise Center for approximately 1,200 square feet of laboratory and office space at $2,700 per month. In November, 2010, an additional office was leased for a new total of $3,600 per month. The Company had no fixed long-term lease commitments at December 31, 2010.

Total rent expense for the years ended December 31, 2010 and 2009, and for the period from inception through December 31, 2010, was approximately $45,000, $20,000 and $309,000, respectively.

LEGAL MATTERS

In January 2010, Biomoda received 100,000 restricted Biomoda shares from Seacoast Advisors, LLC as part of an arbitration decision.

As the result of a federal lawsuit entitled Advanced Optics Electronics, Inc., et al. v. Leslie S. Robins, et al. No. CIV-2007-00855, JB/DJS, U.S. District Court for the District of New Mexico and two related suits, Biomoda won default judgments against two Defendants, Alvin Robins and John Kearns, on all counts alleged and in favor of Biomoda. Biomoda submitted a final statement of damages to the Court in November 2009. Defendant Alvin Robins failed to appear at a hearing on August 4, 2010, and the Court allowed Biomoda's counsel to proceed with oral argument on the motion for a damages amount to be awarded to Biomoda. At a hearing on October 6, 2010, Mr. Robins again failed to appear. On November 12, 2010, the Court held a hearing in the matter of Biomoda’s motion for summary judgment for default damages. Mr. Robins appeared and was given opportunity to argue only to the merits of the amount of the damages claimed by Biomoda. On December 15, 2010, Judge James O. Browning ruled that Biomoda was entitled to $35,000 in damages from Mr. Robins. Biomoda subsequently filed a motion with the Court to dismiss all claims against Mr. Robins with the exception of the $35,000 judgment already rendered. Mr. Robins has moved the Court to vacate the judgment for $35,000 rendered against him along with the 52-page ruling made by the Court. Defendant John Kearns is deceased. Biomoda has waived the right to pursue damages against Mr. Kearns' estate.

On March 11 2011, Judge James O. Browning entered a final judgment in the case of Biomoda vs. Leslie Robins, Alvin Robins and John Kearns (No. CIV07-0855 JB/GBW).   Within that final judgment Judge Browning ordered that plaintiff Biomoda Inc. be awarded damages in the amount of $35,000.00 with post-judgment interest against Defendant Alvin D. Robins, thereby ending all matters related to this case within his court.

15. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company reviewed all material events through March 15, 2011, and there are no other material subsequent events to report.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash	$5,830	$248,770
Other Receivable	35,000	-
Prepaid Expenses	1,271	2,708
Deferred Charges	13,740	23,740
Total Current Assets	55,841	275,218

Deferred Charges	11,967	16,752
Fixed Assets, net of accumulated depreciation of $18,310 and $17,459	10,998	11,849
Patents and Trademarks, net of accumulated amortization of $337,666 and $330,163	174,267	161,815

Total Assets	$253,073	$465,634

LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts Payable	$372,480	$166,276
Accrued Liabilities	259,078	84,149
Advances from Stockholders	232,015	228,640
Short-term Debt	131,839	112,520
Convertible Debt (net of discount of $10,549 and $390,058)	39,451	169,942

Total Current Liabilities	1,034,863	761,527

LONG-TERM LIABILITIES
Note Payable	51,346	73,109
Derivative liabilities - warrant instruments	3,589,323	787,081
Derivative liabilities - Option Instruments	1,848	5,975
Derivative liabilities - Note Conversion Features	35,138	741,589

Total Liabilities	4,712,518	2,369,281

Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT
Class A Redeemable Preferred Stock; no par value; 2,000,000 shares authorized; cumulative and convertible; liquidation and redemption values of $1.50 and $1.80 per share, respectively; no shares issued or outstanding	-	-

Undesignated Preferred Stock; 2,000,000 shares authorized; noshares issued and outstanding	-	-

Common Stock, no par value, 150,000,000 share authorized; 116,357,418 and 92,936,886 issued and 115,965,843 and 92,545,311 outstanding, respectively	8,427,864	7,189,527

Treasury stock, at cost, 391,575 shares	(1,233)	(1,233)

Deficit accumulated during development stage	(12,886,076)	(9,091,941)

Total Stockholders' Deficit	(4,459,445)	(1,903,647)

Total Liabilities and Stockholders' Deficit	$253,073	$465,634

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO June 30, 2011
(UNAUDITED)

	For the Three Months Ended June 30,		For the six Months Ended June 30,		January 3, 1990 (Inception) to
	2011	2010	2011	2010	June 30, 2011

Revenue	$-	$-	$-	$-	$23

Operating Expenses
Professional fees	(7,247)	258,752	72,291	175,945	1,565,173
General and administrative	171,273	64,597	388,800	523,119	6,641,108
Research and development, net of grants received	66,704	111,622	220,833	159,572	3,352,477
Depreciation and amortization	9,462	2,703	18,278	8,933	374,348

Total operating expenses	240,192	437,674	700,202	867,569	11,933,106

Loss from operations	(240,192)	(437,674)	(700,202)	(867,569)	(11,933,083)

Other income (expense)
Gain on extinguishment of debt	-	-	-	-	1,326,028
Gain of sale of assets	3,000	-	3,000	2,068	39,225
Gain (loss) on derivative liabilities- warrant instruments	(2,802,732)	1,777,070	(2,896,477)	453,521	(902,685)
Gain (loss) on derivative liabilities- options	4,568	12,336	4,127	5,253	22,719
Gain on derivative liability-note conversion liability	401,319	-	210,587	-	120,366
Other income	-	-	-	-	244,479
Interest income	-	201	84	201	4,501
Interest expense	(247,289)	(3,934)	(415,254)	(7,892)	(1,807,626)

Total other income (expense)	(2,641,134)	1,785,673	(3,093,933)	453,151	(952,993)

Loss before provision for income taxes	(2,881,326)	1,347,999	(3,794,135)	(414,418)	(12,886,076)

Provision for income taxes	-	-	-	-	-

Net loss	$(2,881,326)	$1,347,999	$(3,794,135)	$(414,418)	$(12,886,076)

Basic and diluted loss per common share	$(0.03)	$(0.02)	$(0.04)	$0.00

Basic and diluted weighted average number of common shares outstanding	103,015,895	87,600,579	98,013,073	84,664,507

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended		January 3, 1990
	June 30,		(inception) to
	2011	2010	June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,794,135)	$(414,418)	$(12,886,076)

Adjustments to reconcile net losses to net cash used in operating activities
Stock based compensation	25,000	277,099	3,998,076
Depreciation and amortization	18,279	8,933	368,516
(Gain) loss on derivative liabilities - warrant instruments	2,896,477	(453,521)	902,685
(Gain) loss on derivative liabilities - options	(4,127)	(5,253)	(22,719)
(Gain) loss on derivative liabilities - note conversion feature	(210,587)	-	(120,366)
Amortization of debt discount	379,509	-	549,451
Amortization of deferred financing costs	10,000	-	15,833
Write off of license fee	-	-	1,250
(Gain) Loss on sale of assets	(3,000)	(2,068)	(4,830)
Foreign currency translation adjustments	-	-	3,247
Gain on extinguishment of debt	-	-	(1,283,964)
Interest expense incurred on issuance of convertible debt	-	-	643,886
Changes in operating assets and liabilities
Accounts receivable	(35,000)	(351)	139,222
Other assets	6,222	(6,557)	27,884
Advances on research grants	-	(25,415)	-
Accounts payable and accrued liabilities	414,498	(176,350)	1,258,863

Net cash used in operating activities	(296,864)	(797,901)	(6,409,042)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	3,000	2,068	6,327
Purchase of equipment	-	-	(37,443)
Organizational costs	-	-	(560)
Purchases of patents, trademarks and licenses	(29,880)	(14,612)	(538,855)

Net cash used in investing activities	(26,880)	(12,544)	(570,531)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	79,872	933,601	4,178,008
Proceeds from stockholders' advances	3,375	6,749	192,606
Repayment of line of credit from affiliated entity	-	-	(341,107)
Proceeds/repayments of short-term debt	1,184	1,184	(103,770)
Proceeds/repayments of convertible short-term debt, net	-	-	480,000
Proceeds from line of credit from affiliated company	-	-	2,680,882
Proceeds/repayments of long-term debt, net	(3,627)	(27,072)	(87,599)
Acquisition of treasury stock	-	-	(13,617)

Net cash provided by financing activities	80,804	914,462	6,985,403

NET INCREASE IN CASH	(242,940)	104,017	5,830

Cash at beginning of period	248,770	20,041	-

Cash at end of period	$5,830	$124,058	$5,830

Supplemental cash flow information:
Interest expense paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

Non-cash investing and financing activities:
Accrued salaries converted to notes payable	$-	$-	$479,484
Derivative liability incurred through issuance of warrants	$-	$3,351,307	$3,370,622
Settlement of derivative liabilities	$-	$-	$1,057,699
Interest converted to note payable	$-	$-	$159,462
Common stock issued to extinguish related party debt	$-	$-	$1,418,768
Common stock issued to extinguish related party debt	$-	$-	$50,000
Discount on note payable related to deferred financing costs	$-	$-	$60,000
Discount on note payable related to derivative conversion feature	$-	$-	$500,000
Conversion of notes payable and accrued interest	$543,366	$-	$543,366
Derivative liability settled with warrant exercise	$94,235	$-	$94,235
Derivative liability settled with Note Conversion	$495,864	$-	$495,864

The accompanying notes are an integral part of these consolidated financial statements.

BIOMODA, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 3, 1990 (INCEPTION) TO June 30, 2011

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Inception	-	$-	$-	$-	$-
Issuance of Common Stock, June 26, 1991	2,997,000	18,433			18,433
Cumulative net loss for the period from January 3, 1990 (date of inception) to December 31,1996				(60,010)	(60,010)
Balance, December 31, 1996	2,997,000	18,433		(60,010)	(41,577)
Issuance of Common Stock Warrants on December 31, 1997 (100,952 warrants at exercise price of $.20)	-	-			-
Net loss				(32,914)	(32,914)
Balance, December 31, 1997	2,997,000	$18,433		(92,924)	(74,491)
Issuance of Common Stock, January 20, 1998	59,940	$10,000			10,000
Exercise of Common Stock Warrants on March 17, 1998	100,952	$20,190			20,190
Issuance of Common Stock, April 15, 1998, net of stock issuance costs	631,578	$276,350			276,350
Issuance of Common Stock Options, April 15, 1998		$23,650			23,650
Exercise of Common Stock Options, November 2, 1998	62,237	$23,670			23,670
Net loss				(295,948)	(295,948)
Balance, December 31, 1998	3,851,707	$372,293		(388,872)	(16,579)
Issuance of Common Stock, January 30, 1999	180,000	$87,300			87,300
Issuance of Common Stock, for the month of March, 1999	310,000	$150,300			150,300
Issuance of Common Stock, May 29, 1999	51,546	$25,000			25,000
Issuance of Common Stock, June 2, 1999	95,092	$50,000			50,000
Issuance of Common Stock, September 30, 1999	51,546	$25,000			25,000
Issuance of Common Stock, December 29, 1999	92,005	$50,143			50,143
Net loss				(303,956)	(303,956)
Balance, December 31, 1999	4,631,896	$760,036		(692,828)	67,208
Exercise of Common Stock Options, February 24, 2000	166,535	$80,770			80,770
Issuance of Common Stock, May 12, 2000	253,609	$56,000			56,000
Exercise of Common Stock Options, June 8, 2000	62,497	$30,312			30,312
Issuance of Common Stock, for the month of September, 2000	96,745	$21,086			21,086
Exercise of Common Stock Options, November 3, 2000	66,000	$7,491			7,491
Issuance of Common Stock for services, December 8, 2000	40,000	$19,400			19,400
Net loss				(257,139)	(257,139)
Balance, December 31, 2000	5,317,282	$975,095		(949,967)	25,128

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for services, January 25, 2001	5,000	$2,425			2,425
Issuance of Common Stock, January 31, 2001	160,000	$24,000			24,000
Issuance of Common Stock for services, April 6, 2001	15,000	$7,276			7,276
Issuance of Common Stock, for the month of April, 2001	120,000	$58,200			58,200
Issuance of Common Stock, June 28, 2001	20,000	$9,700			9,700
Issuance of Common Stock, for the month of August, 2001	110,000	$53,500			53,500
Issuance of Common Stock, November 7, 2001	10,000	$5,000			5,000
Net loss				(372,655)	(372,655)
Balance, December 31, 2001	5,757,282	1,135,196		(1,322,622)	(187,426)
Net loss				(83,689)	(83,689)
Balance, December 31, 2002	5,757,282	$1,135,196		(1,406,311)	(271,115)
Exercise of stock options, July 11, 2003	980,000	$147,000			147,000
Net loss				(311,233)	(311,233)
Balance, December 31, 2003	6,737,282	$1,282,196		(1,717,544)	(435,348)
Issuance of Common Stock for services, February 9, 2004	35,000	$5,250			5,250
Exercise of Common Stock Options, February 9, 2004	60,000	$30,000			30,000
Issuance of Common Stock for services, August 5, 2004	85,000	$12,750			12,750
Exercise of Common Stock Options, September 27, 2004	200,000	$30,000			30,000
Net loss, December 31, 2004				(758,945)	(758,945)
Balance, December 31, 2004	7,117,282	$1,360,196		(2,476,489)	(1,116,293)
Issuance of Common Stock for services, May 27, 2005	30,000	$4,500			4,500
Issuance of Common Stock for services, October 12, 2005	40,000	$6,000			6,000
Net loss, December 31, 2005				(624,756)	(624,756)
Balance, December 31, 2005	7,187,282	$1,370,696		(3,101,245)	(1,730,549)
Issuance of Common Stock for services, October 23, 2006	690,000	$544,500			544,500
Issuance of Common Stock in exchange for debt, October 23, 2006	1,176,471	$1,000,000			1,000,000
Issuance of Common Stock for services, November 30, 2006	7,500	$28,125			28,125
Issuance of Common Stock for services, December 15, 2006	10,000	$29,000			29,000
Issuance of Common Stock for services, December 26, 2006	15,000	$44,850			44,850
Acquisition of Treasury Stock, June 30, 2006			(9,000)		(9,000)
Stock-based compensation		$35,042			35,042
Net loss, December 31, 2006				(1,807,312)	(1,807,312)
Balance, December 31, 2006	9,086,253	$3,052,213	(9,000)	(4,908,557)	(1,865,344)

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for services, January 2007	131,000.0	$259,500			259,500
Issuance of Common Stock, January 2007	30,000.0	$30,000			30,000
Issuance of Common Stock for services, February 2007	150,000.0	$157,500			157,500
Issuance of Common Stock for services, March 2007	445,000.0	$375,500			375,500
Issuance of Common Stock in exchange for debt, March 2007	86,786.0	$73,768			73,768
Exercise of Options, March 2007	2,000.0	$1,000			1,000
Issuance of Common Stock for services, April 2007	724,062.0	$455,559			455,559
Issuance of Common Stock in exchange for debt, April 2007	500,000.0	$315,000			315,000
Issuance of Common Stock for services, June 2007	920,000.0	$154,600			154,600
Issuance of Common Stock, June 2007	343,000.0	$41,667			41,667
Issuance of Common Stock for services, July 2007	141,000.0	$15,700			15,700
Issuance of Common Stock, July 2007	1,466,635.0	$84,985			84,985
Issuance of Common Stock, August 2007	1,636,166.0	$53,943			53,943
Issuance of Common Stock for services, September 2007	160,000.0	$12,800			12,800
Issuance of Common Stock, September 2007	2,416,248.0	$54,819			54,819
Issuance of Common Stock, October 2007	1,557,730.0	$36,457			36,457
Issuance of Common Stock in exchange for debt, October 2007	165,000.0	$16,500			16,500
Issuance of Common Stock for services, November 2007	770,000.0	$100,100			100,100
Issuance of Common Stock, November 2007	16,190,967.0	$445,674			445,674
Issuance of Common Stock for services, December 2007	90,140.0	$21,634			21,634
Issuance of Common Stock, December 2007	11,303,996.0	$385,250			385,250
Stock-Based Compensation		$55,416			55,416
Net loss, December 31, 2007				(2,307,051)	(2,307,051)
Balance, December 31, 2007	48,315,983	$6,199,585	$(9,000)	$(7,215,608)	$(1,025,023)
Issuance of Common Stock, January 2008	3,887,100	$155,077			155,077
Issuance of Common Stock for services, February 2008	11,128,967	$312,244			312,244
Issuance of Common Stock for services, February 2008	1,500,000	$180,000			180,000
Issuance of Common Stock for services, March 2008	1,725,860	$86,293			86,293
Issuance of Common Stock, March 2008	8,410,112	$209,897			209,897
Issuance of Common Stock, April 2008	1,328,142	$33,268			33,268
Issuance of Common Stock for services, April 2008	25,000	$1,250			1,250
Issuance of Common Stock for services, June 2008	237,237	$17,779			17,779
Issuance of Common Stock for services, July 2008	244,000	$12,200			12,200
Issuance of Common Stock for services, September 2008	125,000	$5,000			5,000
Issuance of Common Stock for services, October 2008	47,188	$1,888			1,888
Issuance of Common Stock for services, December 2008	30,000	$900			900
Net loss, December 31, 2008				(315,263)	(315,263)
Balance, December 31, 2008	77,004,589	$7,215,381	$(9,000)	$(7,530,871)	$(324,490)

				Accumulated	Total
				Deficit During	Stockholders'
	Common Stock		Treasury	Development	Equity
	Shares	Amount	Stock	Stage	(Deficit)
Issuance of Common Stock for services, January 2009	30,000	$1,200			1,200
Issuance of Common Stock for services, June 2009	30,000	$1,200			1,200
Adjustment to Treasury Shares on June 30, 2009		$(9,000)	$9,000		-
Addition to Treasury Shares September 30, 2009			$(4,617)		(4,617)
Issuance of Common Stock for services, July 2009	250,000	$12,500			12,500
Issuance of Common Stock for cash, August 2009	100,000	$5,000			5,000
Issuance of Common Stock for services, August 2009	100,000	$7,000			7,000
Issuance of Treasury Shares for services August 2009		$220,000			220,000
Issuance of Common Stock for cash, December 2009	2,000,000	$100,000			100,000
Issuance of Treasury Shares for services October 2009		$72,885	$2,115		75,000
Net loss, December 31, 2009				$(905,289)	(905,289)
Balance, December 31, 2009	79,514,589	$7,626,166	$(2,502)	$(8,436,160)	$(812,496)
Issuance of Common Stock for cash January 2010	400,000	$20,000			20,000
Issuance of Common Stock for cash February 2010	800,000	$40,000			40,000
Issuance of Common Stock for services February 2010	480,000	$105,600			105,600
Issuance of Treasury Shares for services February 2010		$58,731	$1,269		60,000
Issuance of Common Stock and Warrants for cash March 2010	6,250,001	$820,000			820,000
Issuance of Common Stock for cash June 2010	335,000	$53,600			53,600
Issuance of Common Stock for services June 2010	625,000	$100,000			100,000
Issuance of Common Stock for services to Directors June 2010	200,000	$50,000			50,000
Issuance of Common Stock for cash July 2010	471,184	$66,956			66,956
Issuance of Common Stock for Series II Warrants July 2010	589,712	$-			-
Issuance of Common Stock for services July 2010	2,005,000	$384,700			384,700
Issuance of Common Stock for cash August 2010	666,400	$94,696			94,696
Issuance of Common Stock for services to Directors August 2010	100,000	$17,000			17,000
Derivative liabilities on Warrants and non-employee Options		$(2,312,922)			(2,312,922)
Issuance of Common Stock for services October 2010	500,000	$65,000			65,000
Net loss December 31, 2010				(655,781)	(655,781)
Balance, December 31, 2010	92,936,886	$7,189,527	(1,233)	(9,091,941)	(1,903,647)
Issuance of Common Stock for services March 2011	100,000	$25,000			25,000
Issuance of Common Stock for Conversion of Debt April, May and June 2011	27,760,532	$1,039,230			1,039,230
Issuance of Common Stock for Series I Warrants April 2011	1,560,000	$174,107			174,107
Net loss, June 30, 2011				(3,794,135)	(3,794,135)
Balance, June 30, 2011	116,357,418	$8,427,864	(1,233)	(12,866,076)	(4,459,445)

The accompanying notes are an integral part of these consolidated financial statements.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

1.  BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Biomoda, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles (“GAAP”) for complete financial statements and should be read in conjunction with Management's Discussion and Analysis and the audited financial statements and notes thereto contained in our 2010 Annual Report filed with the Securities and Exchange Commission on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for 2010 as reported on Form 10-K have been omitted.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.  Significant estimates effecting the financial statements include those with respect to the valuation of the derivative liability related to our warrants and options and the conversion feature in our outstanding convertible note, and the realizability of our investment in patents and trademarks.

2.  DEVELOPMENT STAGE AND GOING CONCERN

We have been in the development stage since we began operations on January 3, 1990, and have not generated any significant revenues from operations, and there is no assurance of any future revenues.  As of June 30, 2011, we had an accumulated deficit of $12,866,076 and a working capital deficit of $979,022. Due to the contractual obligations associated with the issuance of the March 17, 2010, Series I Warrants, September 15, 2010, Warrants and Convertible Debt, as of August 15, 2011, the Company has a total potential obligation to issue up to 213,996,493 shares of common stock upon the exercise of outstanding warrants, options and convertible rights held by non-employees. At August 15, 2011, the Company had 125,772,696 shares of common stock outstanding and 150,000,000 shares of common stock authorized. If the warrants, options and convertible rights were fully exercised, the Company would have exceeded its authorized shares by 189,769,189 shares.  This greatly impacts our ability to secure new funding.

These factors create a substantial doubt as to our ability to continue as a going concern.

We will require additional funding for continuing research and development, obtaining regulatory approval and commercialization of our products. Management is investigating all options to raise enough funds to meet our working capital requirements through either the sale of our common stock or other means of financing.

There is no assurance that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

3.  CRITICAL ACCOUNTING POLICIES FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, derivative liabilities, accounts payable, accrued expenses, and short-term debt. The carrying values of the Company’s cash and cash equivalents, accounts payable, accrued expenses and short-term debt approximate their fair values due to their short-term nature. The derivative liabilities are stated at their fair value. See Note 9 for the Company’s assumptions used in determining the fair value of these derivative financial instruments.

DERIVATIVE INSTRUMENTS

Effective January 1, 2009, the Company adopted FASB ASC Topic No. 815-40, Derivatives and Hedging - Contracts in Entity’s Own Stock (formerly Emerging Issues Task Force Issue No. 07-5, Determining Whether an Instrument or Embedded Feature is Indexed to an Entity’s Own Stock). The adoption of ASC Topic No. 815-40’s requirements can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price (or “down-round” provisions).  Down-round provisions reduce the exercise price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price. The Company evaluates whether warrants or convertible instruments contain provisions that protect holders from declines in the Company’s stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective debt, warrant or preferred stock agreements based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40. Instruments with such provisions are treated as a liability and recorded at fair value at each reporting date.

Recently issued or adopted accounting pronouncements are not expected to have, or did not have, a material effect on our financial position or results from operations.

4.  EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income (loss) by the weighted-average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.  As of June 30, 2011, the Company’s potentially dilutive securities consist of outstanding warrants and options and a note that is convertible into shares of the Company’s common stock. These potentially dilutive securities, convertible at June 30, 2011, into 159,849,081 shares of our common stock, have been excluded from the net loss per common share calculation for all periods presented as their effect would be anti-dilutive.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

5. CONVERTIBLE NOTES

On September 15, 2010, Biomoda, Inc. entered into a Securities Purchase Agreement with two institutional investors (collectively, the “Purchasers”), pursuant to which the Company sold in a private placement transaction (the “Financing”) for $500,000 in cash (i) $560,000 in principal amount of convertible notes (“Notes”) that mature on August 31, 2011, with a conversion price equal to the lesser of $0.25 or 80% of the average of the three lowest daily value weighted average prices (“VWAP”) for the 20 consecutive trading days prior to the date on which a Purchaser elects to convert all or part of its Note and (ii) 5-Year Warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.  The Notes also include provisions that protect the holders from declines in the Company’s stock price.  The interest rate is 10% per annum and accrues until either the maturity date or conversion of the Notes into shares of Biomoda common stock.

Biomoda paid an origination fee of $15,000 to the Purchasers and an additional $5,000 to the Purchasers for their legal fees, which has been treated as a deferred financing cost and will be amortized over the term of the Notes.  The proceeds from the Notes cannot be used to pay off any debt or advances from shareholders.

The 2,000,000 warrants include provisions that protect the holders from declines in the Company’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40.  As a result, these warrants were not indexed to the Company’s own stock.  See Note 8 for further discussion of the treatment of these warrants.

Due to the Notes’ conversion feature, the actual number of shares of common stock that would be required if a conversion of the Notes was made through the issuance of common stock cannot be predicted, and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized common share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the Note and “marked to market” each reporting period through the income statement.

On the date of the transaction, the 2,000,000 warrants issued in connection with the Notes had an estimated fair value of $493,000.  The Notes’ conversion feature had an estimated value of $651,000.  See Note 8 for further discussion.

The following table details the accounting for the Notes at September 15, 2010:

Principal amount	$560,000
Less: original issue discount	(60,000)
Less: discount for conversion feature and fair value of warrants	(500,000)
Carrying amount at September 15, 2010	$-

The fair value of the warrants and the conversion feature in excess of the principal amount of the Notes of $643,886 was immediately expensed as additional interest expense.   The discount on the Notes will be accreted to interest expense over their term.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

5. CONVERTIBLE NOTES (Continued)

In March 2011, the Company and the Note holders agreed to extend the look-back provision of the VWAP from 20 days to 40 days from the date of any conversion notice.  This extended look-back period was in effect until April 15, 2011.

21,760,532 common shares were issued upon conversion of $510,000 of Notes’ principal and $33,366 in accrued interest or a total value of $543,366.

During the three months ended June 30, 2011, the Company recognized $233,845 of interest expense related to the accretion of the discount, including $88,180 in accelerated amortization for the portion of the Notes converted during the second quarter.  The remaining portion of the outstanding Notes have a carrying value at June 30, 2011, of $39,451, net of the remaining unamortized discount of $10,548.

Subsequent to June 30, 2011, the Purchasers completed the conversion of the remaining Notes into 5,415,278 common shares for a conversion value of $50,000 in debt and $4,153 of accrued interest.  The Notes and related interest were converted into a total of 27,175,810 shares of common stock for a conversion value of $597,519.

6.  COMMON AND TREASURY STOCK

Common Stock

2011 Activity

During the three months ended June 30, 2011, Biomoda issued 21,760,532 common shares related to the conversion of $543,366 of Notes principal and accrued interest.

During the three months ended June 30, 2011, Biomoda issued 1,560,000 common shares related to the exercise of Series I warrants for cash proceeds of $79,872.

During the three months ended March 31, 2011, Biomoda issued 100,000 restricted common shares to Directors. These shares were valued at $25,000 based upon the Company’s stock price of $0.25 per share on the date of grant.

2010 Activity

During the three months ended June 30, 2010, Biomoda issued 335,000 common shares pursuant to the exercise of Series III warrants for net cash consideration of $53,600.

During the three months ended June 30, 2010. Biomoda issued 625,000 restricted common shares to a consultant for services pursuant to a contract.  These shares were valued at $100,000 or $0.16 per share based upon the Company’s stock price on the grant date.

During the three months ended June 30, 2010, Biomoda issued 200,000 restricted common shares to Directors.  These shares were valued at $50,000 based upon the Company’s stock price on the date of grant.

During the three months ended March 31, 2010, Biomoda issued 480,000 restricted common shares to employees as additional compensation.  These shares were valued at $105,600 based upon the Company’s stock price on the date of grant.

During the three months ended March 31, 2010, Biomoda issued 1,200,000 restricted common shares pursuant to an agreement with members of our Board of Directors for total cash consideration of $60,000.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

6.  COMMON AND TREASURY STOCK

Common Stock (Continued)

On March 17, 2010, we entered into a securities purchase agreement pursuant to which we sold in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share (the “Shares”), (ii) Series I warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as further described below (the “Series I Warrants”), (iii) Series II warrants to purchase up to an additional 3,750,001 shares of common stock, subject to adjustment as further described below, on an automatic cashless exercise basis with an exercise price of $0.01 per share (the “Series II Warrants”), and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share (the “Series III Warrants” and together with the Series I Warrants and the Series II Warrants, the “Warrants”).

We received aggregate gross proceeds of $1,000,000 (net proceeds of $820,000 after the fees discussed below) from the sale of the Shares and the Warrants.  The Shares and the shares of common stock issuable upon exercise of the Warrants are registered pursuant to a registration statement filed with the Securities and Exchange Commission (the “Registration Statement”) on April 9, 2010.  For information on the Warrants, see Note 7.

In connection with the private placement, we paid our placement agent, LifeTech Capital, a cash fee of $100,000 and issued it a five-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share. LifeTech will also receive 625,000 Series I Warrants, 375,000 Series II Warrants and 625,000 Series III Warrants. In addition, LifeTech will receive 10% of the exercise price of all Series III Warrants which are exercised.  We also paid legal fees of approximately $80,000 related to the private placement.

Treasury Stock

We account for treasury stock as a reduction in capital stock based upon the cost of the shares acquired. Our treasury stock consists of shares returned pursuant to the settlement of a lawsuit, shares returned to the Company and shares purchased by the Company in the market.

During the three months ended March 31, 2010, we issued 300,000 common shares from our treasury stock for services valued at $60,000 based upon the price of our common stock on the date of agreement.

During the three months ended March 31, 2010, we acquired 100,000 shares of common stock at zero cost as part of a settlement agreement with a vendor.

As of June 30, 2011, we had 391,575 treasury shares remaining, acquired at a cost of $1,233, net of the fair value of shares issued from treasury.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

6.  COMMON AND TREASURY STOCK (Continued)

Other

During the three months ended June 30, 2010, as a consequence of the March 17, 2010 private placement discussed above, Biomoda recorded a charge of $1,570,724 to stockholders' equity resulting from insufficient authorized but unissued shares of common stock to meet all its common share obligations in the event all outstanding common stock equivalents were converted into shares of the Company, which triggered liability accounting for non-employee warrants and options.

During the three months ended June 30, 2011, as noted above, a portion of the outstanding convertible notes payable was converted into shares of the Company’s common stock. Accordingly, the Company credited the derivative liability associated with the convertible notes payable in the amount of $495,864 to stockholders’ equity.

During the three months ended June 30, 2011, as noted above, the Company issued shares of common stock through the exercise of outstanding warrants. Accordingly, the Company credited the derivative liability associated with the warrants in the amount of $94,235 to stockholders’ equity.

On May 29, 2010, the Company received stockholder approval for an increase in its authorized shares to 150,000,000. With the increase in the Company’s authorized shares to 150,000,000, the circumstances that triggered liability accounting for non-employee warrants and options were resolved. Accordingly, on May 29, 2010, the Company credited the remaining derivative liability associated with these warrants and options of $1,057,699 to stockholders’ equity

On September 15, 2010, due to the conversion feature contained in the Notes, the actual number of shares of common stock that would be required if a conversion of the Notes as further described in Note 5 was made through the issuance of Common Stock cannot be predicted and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized share amount, which triggered liability accounting for non-employee warrants and options. Accordingly, on September 15, 2010, the Company charged the amount of $19,314 to stockholders' equity.

See Note 8 for further discussion.

7.  STOCK OPTIONS AND WARRANTS

Options

No options were granted during the three or six months ended June 30, 2011 and 2010, respectively. All options outstanding are fully vested and exercisable, and there was no unrecognized stock-based compensation expense as of June 30, 2011 and 2010, respectively.

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2010	108,768	$2.34
Issued	-	-
Exercised	-	-
Cancelled/expired	-	-
Outstanding at June 30, 2011	108,768	2.34

Outstanding and exercisable options had a weighted average remaining life of 2.97 years and no intrinsic value as of June 30, 2011.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

7.  STOCK OPTIONS AND WARRANTS (Continued)

Warrants

A summary of the changes in warrants outstanding during the six months ended June 30, 2011, is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at March 31, 2011*	8,875,001	$0.25
Issued	-	-
Exercised	1,560,000	0.05
Warrants issued pursuant to anti-dilution provisions	206,572,724	0.01
Cancelled/expired	-	-
Outstanding at June 30, 2011	213,887,725	0.01

*As a result of the conversion of a portion of the Notes, due to contractual provisions contained in the Series I Warrants and the 5-Year Warrants discussed further in Note 8 below, the exercise price of those warrants was reduced from $0.25 per share to $0.01 and the number of shares issuable upon exercise of those warrants increased from approximately 8,875,001 shares to as many as 213,887,725

As of June 30, 2011, outstanding warrants had an intrinsic value of $1,497,214 and a weighted average remaining contractual term of 3.82 years.

In March 2010, pursuant to the common stock private placement described in Note 6 above, we issued Series I, II, and III Warrants.  The Series I Warrants are exercisable to purchase an aggregate of 6,875,001 shares of the Company’s common stock over a five-year term at an exercise price equal to 125% of the closing price on March 12, 2010, or $0.25 per share, subject to anti-dilution protection that could, in certain circumstances, reduce the exercise price and increase the number of shares issuable upon exercise of the Series I Warrant.  The Series I Warrants expire on the fifth anniversary of the closing of the Purchase Agreement.  If at any time after the Initial Exercise Date, as such term is defined in the warrant agreement, there is no effective Registration Statement registering the resale of the Warrant Shares by the Holders, then the Series I Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” A Registration Statement to register the Warrant Shares was filed and declared effective on May 6, 2010.  During the three months ended June 30, 2011, 1,560,000 Series I Warrants were exercised at a price per share of $0.0512 for cash proceeds of $79,872.  Subsequent to June 30, 2011, 4,000,000 Series I Warrants were exercised at a price per share of $0.01.

During the three months ended September 30, 2010, we issued common shares pursuant to the cashless exercise of 589,712 Series II Warrants.  The remaining Series II Warrants expired during 2010.

In August 2010, we issued 1,137,584 common shares pursuant to the exercise of Series III Warrants for total cash consideration of $182,013 (net proceeds of $161,642) or $0.16 per share.  The remaining Series III warrants expired August 6, 2010.

Beginning in April 2011 and continuing through June 30, 2011, the holders of the Notes converted Note principal amounts to common shares at conversion prices ranging from $0.0512 per share to $0.013.  As a result of the anti-dilution feature contained in the Series I warrants, the exercise prices of the warrants were reduced to $0.013 per share and shares issuable upon exercise of these warrants were increased to 213,887,725.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND NOTES

Series I Warrants

The Company determined that Series I Warrants to purchase a total of 6,875,001 shares of common stock issued pursuant to the March 2010 private placement contained provisions that protect holders from declines in Biomoda’s stock price that could result in modification of the exercise price under the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40.  As a result, these warrants were not indexed to the Company’s own stock.  The fair value of these warrants at inception was recognized as derivative warrant instruments and will be measured at fair value at each reporting period.  Accordingly, during the period ended March 31, 2010, the Company charged the amount of $1,780,583 to stockholders' equity.

The Company measured the fair value of these instruments as of June 30, 2011, and recorded an unrealized loss for the three and six months ended June 30, 2011 of $2,172,770 and $2,243,670, respectively. The Company determined the fair values of these securities during the period using a lattice and Black-Scholes valuation model.

The fair value of the derivative warrant instruments was estimated using the following assumptions as of June 30, 2011:

Common stock issuable upon exercise of warrants	163,887,725
Estimated market value of common stock on measurement date	$0.02
Exercise price	$0.01
Risk-free interest rate (1)	2.36%
Warrant lives in years	3.71
Expected volatility (2)	248.56%
Expected dividend yield (3)	None

(1)	The risk-free interest rate was determined by reference to the yield of U.S. Treasury securities with a term of five years.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.

At June 30, 2011, the derivative liability associated with the remaining Series I Warrants was $2,746,963.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND NOTES (Continued)

5-Year Warrants

The Company determined that the 5-Year Warrants issued in connection with the sale of the Notes discussed in Note 5 to purchase 2,000,000 shares of common stock with an exercise price of $0.25 per share contain provisions that protect the holders from declines in the Company’s stock price that could result in modification of the exercise price of the warrant based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815-40.  As a result, these warrants were not indexed to the Company’s own stock.  The fair value of the 5-Year Warrants was recognized as a derivative warrant instrument and will be measured at fair value at each reporting period.  Accordingly, on September 15, 2010, the Company established a derivative liability for the 5-Year Warrants of $492,518.

The Company measured the fair value of these instruments as of June 30, 2011, and recorded an unrealized loss for the three and six months ended June 30, 2011 of $629,962 and $652,807, respectively. The Company determined the fair values of these securities using a lattice and Black-Scholes valuation model.

The fair value of the derivative warrant instruments was estimated using the following assumptions as of June 30, 2011:

Assumptions at June 30, 2011
Common stock issuable upon exercise of warrants	50,000,000
Estimated market value of common stock on measurement date	$.02
Exercise price	$.01
Risk-free interest rate (1)	2.36%
Warrant lives in years	4.21
Expected volatility (2)	248.56%
Expected dividend yield (3)	None

(1)	The risk-free interest rate was determined by reference to the yield of U.S. Treasury securities with a term of one year.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.

At June 30, 2011, the derivative liability associated with the 5-year Warrants was $842,361.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND NOTES (Continued)

Convertible Notes

On September 15, 2010, due to the conversion feature, the actual number of shares of common stock that would be required if a conversion of the Notes as further described in Note 5 was made through the issuance of Common Stock cannot be predicted, and Biomoda could be required to issue an amount of shares that may cause it to exceed its authorized share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the Notes and “marked to market” each reporting period through the income statement.

The fair value of the Notes was recognized as a derivative liability instrument and will be measured at fair value at each reporting period.  Accordingly, on September 15, 2010, the Company established a derivative liability for the Notes of $651,368.  The derivative liability related to the Notes had a carrying value of $741,589 at December 31, 2010.

During the second quarter of 2011, all but $50,000 of the Convertible Note had been converted into stock.  The remaining $50,000 was converted on July 13, 2011.

The Company measured the fair value of the instruments as of June 30, 2011, and recorded an unrealized gain for the three and six months ended June 30, 2011 of $401,319 and $210,587, respectively.  The Company determined the fair values of these liabilities using the Black-Scholes valuation model with the following assumptions:

Assumptions at June 30, 2011
Common stock issuable upon exercise of warrants	4,102,483
Estimated market value of common stock on measurement date	$.02
Exercise price	$.01
Risk-free interest rate (1)	2.36%
Warrant lives in years	4.21
Expected volatility (2)	248.56%
Expected dividend yield (3)	None

(1)	The risk-free interest rate was determined by reference to the yield of U.S. Treasury securities with a term of one year.
(2)	The volatility factor is based upon the historical volatility of the Company’s common stock.
(3)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends in the near term.

At June 30, 2011, the derivative liability associated with the Notes was $35,138.

Other Options and Warrants

As we may not have had sufficient authorized shares to settle all of our outstanding contracts as of September 15, 2010, this triggered a change in the manner in which the Company accounted for warrants (other than the Series I Warrants and the 5-year warrants discussed above, which already required derivative accounting treatment) and stock options held by non-employees. The Company began to account for these warrants and stock options utilizing the liability method.  Accordingly, on September 15, 2010, the Company charged the amount of $19,314 to stockholders' equity.

At June 30, 2011, the derivative liability associated with the option instruments was $1,848.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

8.   DERIVATIVE LIABILITIES – WARRANTS, OPTIONS AND NOTES (Continued)

The accounting guidance states that warrants, stock options and conversion features which are accounted for as a derivative liability should be revalued each reporting period until the circumstances which triggered liability accounting are resolved. The recorded value of these instruments can fluctuate significantly based on fluctuations in the market value of the issuer’s common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the instruments.

For the three and six months ended June 30, 2011, Biomoda recorded an unrealized gain of $4,568 and $4,127, respectively related to the change in the fair value of non-employee options accounted for as liabilities.

 Activity for derivative instruments during the three months ended June 30, 2011, was as follows:

	Balance at March 31, 2011	Derivative liability settled during the period	Increase (Decrease) in Fair Value of Derivative Liability	Balance at June 30, 2011
Derivative warrant instruments – Series I	$668,428	$(94,235)	$2,172,770	$2,746,963
Derivative warrant instruments –5-year Warrants issued with Notes	212,398		629,962	842,360
Derivative instrument – convertible debt	932,321	(495,864)	(401,319)	35,138
Derivative option instruments	6,416		(4,568)	1,848
Total	$1,819,563	$(590,099)	$2,396,845	$3,626,309

Activity for derivative instruments during the six months ended June 30, 2011, was as follows:

	Balance at December 31, 2010	Derivative liability settled during the period	Increase (Decrease) in Fair Value of Derivative Liability	Balance at June 30, 2011
Derivative warrant instruments – Series I	$597,528	$(94,235)	$2,243,670	$2,746,963
Derivative warrant instruments –5-year Warrants issued with Notes	189,553		652,807	842,360
Derivative instrument – convertible debt	741,589	(495,864)	(210,587)	35,138
Derivative option instruments	5,975		(4,127)	1,848
Total	$1,534,645	$(590,099)	$2,681,763	$3,626,309

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

9.   FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820-10 (formerly SFAS 157), fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820-10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e., supported by little or no market activity). The Company’s valuation models are primarily industry-standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820-10 (formerly SFAS 157), financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes valuation model (see Note 8 for the assumptions) for the Company’s Series I Warrants  and 5-year Warrants and for all other warrants and non-employee options and for the conversion feature contained in the Note.

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

9.   FAIR VALUE MEASUREMENTS (Continued)

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2011:

	Fair Value Measurements at June 30, 2011
Description	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value as of June 30, 2011
Derivative warrant instruments	$--	$--	$3,589,323	$3,589,323
Derivative option instruments	--	--	$1,848	1,848
Conversion Note feature	--	--	$35,138	$35,138
Total	$--	$--	$3,626,309	$3,626,309

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3) Three Months Ended June 30,
	2011	2010
Beginning balance	$(1,819,563)	$(2,371,710)
Total losses	(2,396,845)	536,876
Settlements	590,099	-
Additions	-	-
Transfers	-	-
Ending balance	$(3,626,309)	$(1,834,834)
Change in unrealized losses included in earnings relating to derivatives still held as of June 30, 2011 and 2010	$(2,396,845)	$(536,876)

_____________________________________________

BIOMODA, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
_____________________________________________

	Significant Unobservable Inputs (Level 3) Six Months Ended June 30,
	2011	2010
Beginning balance	$(1,534,645)	$-
Total losses	(2,681,763)	(54,251)
Settlements	590,099	-
Additions	-	(1,780,583)
Transfers	-	-
Ending balance	$(3,626,309)	$(1,834,834)
Change in unrealized losses included in earnings relating to derivatives still held as of June 30, 2011 and 2010	$(2,681,763)	$(54,251)

10. LEGAL UPDATE

In Biomoda, Inc. v. Robins, U.S. Dist. Ct., D.N.M., No. CIV 07-0855 JB/GBW, the Court entered its Amended Final Judgment on March 16, 2011 for $35,000, with post-judgment interest, in favor of Biomoda and against Alvin D. Robins. No appeal from the Amended Final Judgment has been filed and the deadline for doing so has passed. The judgment is therefore final and no longer reviewable on appeal.  Based upon its expectations for collecting the judgment from Alvin D. Robins, Biomoda has recorded an other receivable and a reduction of professional fees of $35,000 in the accompanying financial statements.

11. SUBSEQUENT EVENTS

On July 12, 2011, the Purchasers completed the remaining conversion of the Notes into 5,415,278 common shares of stock for a conversion value of $54,153 including interest at a VWAP of $0.01.

On July 21, 2011, 4,000,000 shares of common stock were issued pursuant to the exercise of Series I Warrants at a price per share of $0.01 for cash proceeds of $40,000.

In accordance with ASC 855-10, the Company’s management reviewed all material events from June 30, 2011 through the issuance date of this report and there are no other material events to report.

206,387,725 Shares

Common Stock

PROSPECTUS

__________, 2011

Dealer Prospectus Delivery Obligation

Until [*], 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$ 479.24
Accounting fees and expenses	20,000.00	*
Legal fees and expenses	20,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$45,479.24	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law.  Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

During the three months ended September 30, 2008, Biomoda issued 125,000 common shares for services valued at $5,000.  We also issued 244,000 common shares to replace shares lost in shipping related to the Regulation S offering.

During the three months ended December 30, 2008, Biomoda issued 77,188 common shares for services valued at $2,788.

During the three months ended March 31, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended June 30, 2009, we issued 30,000 common shares to a consultant for services valued at $1,200.

During the three months ended September 30, 2009, we issued 1,000,000 common shares from our Treasury stock for services valued at $220,000 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, we issued 250,000 restricted common shares to a consultant for services valued at $12,500 based upon the price of our common stock on the date of agreement.

During the three months ended September 30, 2009, we issued 100,000 of our restricted shares valued at $7,000 based upon the market price of our common stock on the date of grant to an employee in lieu of cash wages

During the three months ended September 30, 2009, we issued 100,000 shares pursuant to an agreement with a member of our board of directors to sell up to 2,000,000 shares of our common stock at $0.05 per share for total cash consideration of $5,000 total.

During the three months ended December 31, 2009, we issued 500,000 common shares from our Treasury stock for services valued at $75,000 based upon the price of our common stock on the date of agreement.

During the three months ended December 31, 2009, we issued 2,000,000 shares pursuant to an agreement with a member of our board of directors for total cash consideration of $100,000.

In January 2010, we issued 400,000 restricted shares pursuant to an agreement with a member of our board of directors for total cash consideration of $20,000 total.

In February 2010, we issued 800,000 restricted shares pursuant to an agreement with a member of our board of directors for total cash consideration of $40,000 total.

In February 2010, we issued 480,000 restricted shares to employees as additional compensation valued at $105,600.

In February 2010, we issued 300,000 treasury shares for services to a consultant valued at $60,000.

On March 17, 2010, we entered into a securities purchase agreement with five accredited investors pursuant to which we sold in a private placement transaction (i) 6,250,001 shares of our common stock, at a purchase price of $0.16 per share, (ii) Series I warrants to purchase approximately an additional 6,250,001 shares of common stock with an exercise price of $0.25 per share, subject to adjustment as described herein, (iii) Series II warrants to purchase up to approximately an additional 3,750,001 shares of common stock, subject to adjustment as described herein, on an automatic cashless exercise basis with an exercise price of $0.01 per share, and (iv) Series III warrants to purchase an additional 6,250,001 shares of common stock with an exercise price of $0.16 per share. We received aggregate gross proceeds of $1,000,000 from the sale of the shares and the warrants.

The Series I Warrants are exercisable to purchase an aggregate of 6,250,001 shares of our common stock over a 5-year term at an exercise price of $0.25 per share, subject to antidilution protection that could reduce the exercise price  and increase the number of shares issuable upon exercise of the Series I Warrant.  The Series I Warrants are not exercisable until September 17, 2010 and expire on March 17, 2015.

The Series II Warrants provide the investors pricing protection for the private placement with a floor price of $0.10 per share.  In the event the market price of our common stock declines between the closing of the private placement and June 20, 2010, which date is considered the Effective Date, the Series II warrants will be automatically exercised on a cashless exercise basis and a number of additional shares will be issued to the investors who participated in the private placement in order to effectively reduce the per share purchase price paid in the private placement to the greater of (i) 80% of the 45-day volume weighted average trading price per share of our common stock immediately following the Effective Date and (ii) $0.10 per share.  As such, the greatest number of shares that could be issued pursuant to the Series II Warrants would be 3,750,001 shares.  At the Effective Date, the Series II Warrants will either be automatically exercised on a cashless exercise basis if our stock price is lower at the Effective Date as described above, or they will expire unexercised.  The adjustment associated with the Series II Warrants does not affect either the exercise price or number of shares covered by either the Series I Warrants or the Series III Warrants.

At the Effective Date, the Series III Warrants provide the investors a 60-day right to purchase an additional 6,250,001 shares of common stock from the Company at $0.16 per share.  The Series III Warrants are not subject to any adjustments with respect to the exercise price or number of shares covered.

In connection with the private placement, we issued our placement agent, LifeTech Capital, Inc., a division of Aurora Capital LLC, a 5-year warrant to purchase 625,000 shares of our common stock with an exercise price of $0.16 per share. LifeTech will also receive 625,000 Series I Warrants, 375,000 Series II Warrants and 625,000 Series III Warrants.

During the three months ended June 30, 2010, we issued 335,000 common shares pursuant to the exercise of Series III Warrants for total cash consideration of $53,600 or $0.16 per share.

During the three months ended June 30, 2010, we issued 625,000 restricted common shares to a consultant for services pursuant to a contract.

During the three months ended June 30, 2010, we issued 200,000 restricted common shares to Directors.

On September 15, 2010, we entered into a Securities Purchase Agreement with two institutional investors pursuant to which we sold (i) an aggregate of $560,000 in principal amount of convertible notes, with a conversion price equal to the lesser of $.25 or 80% of the average of the three lowest daily VWAPs for the 20 consecutive trading days prior to the conversion and (ii) 5-Year warrants to purchase an aggregate of 2,000,000 shares of common stock with an exercise price of $0.25 per share.

During the three months ended September 30, 2010, we issued 1,630,000 common shares to a consultant for services pursuant to a contract.

During the three months ended September 30, 2010, we issued 100,000 restricted common shares to directors.

During the three months ended September 30, 2010, we issued 1,137,584 common shares pursuant to the exercise of Series III Warrants for net cash consideration of $161,652 (net of placement fees of $20,361) or $0.16 per share.

During the three months ended September 30, 2010, we issued 589,712 common shares pursuant to the cashless exercise of Series II Warrants.

During the three months ended September 30, 2010, we issued 375,000 restricted common shares to employees as additional compensation.

In October 2010, we issued 500,000 common shares to a consultant for services pursuant to a contract.

During the three months ended March 31, 2011, we issued 100,000 restricted common shares to directors.

On July 21, 2011, 4,000,000 shares of common stock were issued pursuant to the exercise of Series I Warrants at a price per share of $0.01 for cash proceeds of $40,000.

In August 2011 we issued 2,500,000 restricted common shares to Gemini Master Fund, Ltd. in exchange for $25,000.

In August, 2011 we issued 2,041,667 restricted common shares to Gemini Master Fund, Ltd. related to a cashless issuance of Series I warrant shares.

In September, 2011 Maria Zannes, our Chief Executive Officer and John Cousins, our President, were each issued 50 shares of the Series B Preferred Stock in exchange for the retirement of $30,000 in accrued but unpaid compensation to each person.

* All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and Section 4(2) or Rule 902 of Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Biomoda or executive officers of Biomoda, and transfer was restricted by Biomoda in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the Memorandum are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Biomoda, Inc., a New Mexico corporation.

Exhibit No.	Description

3.01	Articles of Incorporation for Biomoda, Inc., filed January 2, 1990, incorporated by reference to Exhibit (i) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.02	Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 6, 1991, incorporated by reference to Exhibit (iii) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.03	Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 25, 1999, incorporated by reference to Exhibit (iv) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.04	Bylaws of the Company, adopted on February 23, 1990, incorporated by reference to Exhibit (ii) of Biomoda’s Registration Statement on Form SB-2, filed June 18, 2002.

3.05	Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 2, 2010, incorporated by reference to Exhibit 3.01 of Biomoda’s Current Report on Form 8-K, filed June 4, 2010.

3.06	Amendment to the Articles of Incorporation for Biomoda, Inc. filed September 19, 2011, incorporated by reference to Exhibit 3.1 of Biomoda’s Current Report on Form 8-K, filed September 20, 2011.

4.01	Form of Series I Warrant, incorporated by reference to Exhibit 4.01 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

4.02	Form of Series II Warrant, incorporated by reference to Exhibit 4.02 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

4.03	Form of Series III Warrant, incorporated by reference to Exhibit 4.04 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

4.04	Form of convertible note, incorporated by reference to Exhibit 4.1 of Biomoda’s Current Report on Form 8-K, filed with the Commission on September 21, 2010.

4.05	Form of warrant, incorporated by reference to Exhibit 4.2 of Biomoda’s Current Report on Form 8-K, filed with the Commission on September 21, 2010.

5.01	Opinion of Sichenzia Ross Friedman Ference Anslow LLP.

10.01
Teaming Agreement, dated as of November 30, 2007, by and between New Mexico Institute of Mining and Technology and Biomoda, Inc., incorporated by reference to Exhibit 10.01 of Biomoda’s Registration Statement on Form S-1, filed with the Commission on April 9, 2010.

10.02
Securities Purchase Agreement, dated as of March 17, 2010, by and between Biomoda, Inc. and the Purchasers named therein, incorporated by reference to Exhibit 10.1 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

10.03
Registration Rights Agreement, dated as of March 17, 2010, by and between Biomoda, Inc. and the Purchasers named therein, incorporated by reference to Exhibit 10.2 of Biomoda’s Current Report on Form 8-K, filed with the Commission on March 19, 2010.

10.04
Securities Purchase Agreement, dated as of September 15, 2010, by and between Biomoda, Inc. and the Purchasers named therein, incorporated by reference to Exhibit 10.1 of Biomoda’s Current Report on Form 8-K, filed with the Commission on September 21, 2010.

10.05
Employment Agreement, dated as of November 1, 2008, by and between Biomoda, Inc. and John Cousins, incorporated by reference to Exhibit 10.05 of Biomoda’s Registration Statement on Form S-1, filed with the Commission on January 14, 2011.

10.06
Employment Agreement, dated as of January 1, 2009, by and between Biomoda, Inc. and Timothy Zannes, incorporated by reference to Exhibit 10.06 of Biomoda’s Registration Statement on Form S-1, filed with the Commission on January 14, 2011.

10.07	Employment Agreement, dated as of December 29, 2010, by and between Biomoda, Inc. and Maria Zannes.

23.01	Consent of GBH CPAs, PC.

23.02	Opinion of Sichenzia Ross Friedman Ference Anslow LLP (contained in Exhibit 5.1).*

24.01	Power of Attorney.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, State of New Mexico, on September 28, 2011.

BIOMODA, INC.

Date: September 28, 2011	By: /s/ MARIA ZANNES
Maria Zannes
Chief Executive Officer (Principal Executive Officer) and Director

Date: September 28, 2011	By: /s/ JOHN J. COUSINS
John J. Cousins
President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Biomoda, Inc., a New Mexico corporation, do hereby constitute and appoint John J. Cousins and Maria Zannes and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ JOHN J. COUSINS John J. Cousins	President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	September 28, 2011
/s/ MARIA ZANNES Maria Zannes	Chief Executive Officer (Principal Executive Officer) and Director	September 28, 2011
/s/ DAVID LAMBROS David Lambros	Director	September 28, 2011
/s/ LEWIS WHITE Lewis White	Director	September 28, 2011